Exhibit T3C-2

LIGHT S.A. – EM RECUPERAÇÃO JUDICIAL

as the Issuer

INDENTURE

Dated as of December [●], 2024

The Bank of New York Mellon,

as Trustee and Warrant Agent

i

Section 803. Exercise Ratio	57
Section 804. Restriction on Sale of Level 1 ADRs and Common Stock	58
Section 805. Separation of the Underlying Securities	59
Section 806. Prevention or Delay in Performance by the Warrant Agent	59
Section 807. Holders Not Deemed a Shareholders	60
Section 808. Execution of the Warrant Agency Agreement and the Brazilian Warrant Agency Agreement	60

Article Nine [Reserved]

Article Ten SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Without Consent of Holders	61
Section 1002. Supplemental Indentures with Consent of Holders	61
Section 1003. Execution of Supplemental Indentures	62
Section 1004. Effect of Supplemental Indentures	62
Section 1005. Reference in Units to Supplemental Indentures	62
Section 1006. Notice of Supplemental Indentures	62

Article Eleven COVENANTS

Section 1101. Payment of Principal, Premium and Interest	63
Section 1102. Maintenance of Office or Agency	63
Section 1103. Money for Security Payments to Be Held in Trust	63
Section 1104. Compliance with Environmental and Labor Laws	65
Section 1105. Corporate Existence	65
Section 1106. Payment of Taxes	65
Section 1107. Limitation on Restricted Payments	65
Section 1108. [Reserved]	66
Section 1109. [Reserved]	66
Section 1110. [Reserved]	66
Section 1111. [Reserved]	66
Section 1112. [Reserved]	66
Section 1113. [Reserved]	66
Section 1114. [Reserved]	66
Section 1115. [Reserved].	66

Section 1116. Compliance with Applicable Laws	66
Section 1117. Maintenance of Governmental Approvals	66
Section 1118. [Reserved]	66
Section 1119. Maintenance of Books and Records	66
Section 1120. Further Assurances	66
Section 1121. Financial Statements	67
Section 1122. [Reserved]	67
Section 1123. [Reserved]	67
Section 1124. [Reserved]	67
Section 1125. OFAC.	67

Article Twelve REDEMPTION OF SECURITIES

Section 1201. Applicability of Article	68
Section 1202. Election to Redeem; Notice to Trustee	68
Section 1203. Selection of Securities to be Redeemed	68
Section 1204. Notice of Redemption	69
Section 1205. [Reserved]	70
Section 1206. Deposit of Redemption Price	70
Section 1207. Units Payable on Redemption Date	70
Section 1208. Units Redeemed in Part	71
Section 1209. Optional Redemption Upon a Non-Renewal Event	71
Section 1210. [Reserved]	71
Section 1211. Optional Redemption in the Event of Change in Tax Treatment	71
Section 1212. Mandatory Redemption	72

Article Thirteen
[RESERVED]

Article Fourteen
DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Option to Effect Legal Defeasance or Covenant Defeasance	72
Section 1402. Legal Defeasance and Discharge	72
Section 1403. Covenant Defeasance	73
Section 1404. Conditions to Legal Defeasance or Covenant Defeasance	73
Section 1405. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	75
Section 1406. Reinstatement	75

v

EXHIBITS

Exhibit A Form of Units

Exhibit B Form of Underlying Securities

Exhibit C [Form of Brazilian Warrant Agency Agreement]

INDENTURE dated as of December [●], 2024, between Light S.A. – Em Recuperação Judicial, a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002 (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”) and as warrant agent (the “Warrant Agent”), as applicable.

Recitals

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of U.S.$[●] aggregate principal amount of Units (the “Units”), which consist of: (i) U.S.$[●] in principal amount of Notes due 2027 issued by the Issuer and effective only after a Separation Date (the “Notes”); and (ii) one global warrant (the “Global Warrant” and, together with the Notes, the “Underlying Securities”), representing [●] Brazilian warrants issued by the Issuer concurrently with the issuance of these Units (the “Brazilian Warrants”), entitling the holders thereof to purchase Common Stock, which will be delivered in the form of Level 1 ADRs issued by the Issuer in accordance with applicable U.S. securities law exemptions underlying the Units. The Units and the Underlying Securities, the “Securities.”

All things necessary to make this Indenture a legal, valid, binding and enforceable agreement of the Issuer in accordance with its terms have been done.

Agreements of the Parties

The parties hereto mutually agree as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.  Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)  all accounting terms not otherwise defined herein have the meanings assigned to them under and in accordance with IFRS (as defined below);

(c)  all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)  “including” and words of similar import shall be deemed to be followed by “without limitation;” and

(e)  all agreements of the Trustee and the Agents in this Indenture will bind their respective successor.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 309.

“ADR Depositary” means JPMorgan Chase Bank, N.A. or any other appointed depositary for the Level 1 ADRs.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent, transfer agent, Registrar, Warrant Agent, Brazilian Agent (including any successor of the foregoing), co-registrar or any other agent appointed by the Issuer pursuant to the terms of this Indenture.

“ANEEL” means the National Electric Energy Agency (Agência Nacional de Energia Elétrica), the Brazilian electricity regulator.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities under Section 612.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or equivalent) of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brazil” means The Federal Republic of Brazil.

“Brazilian Agent” means TMF Brasil Administração e Gestão de Ativos Ltda. or any other appointed Brazilian agent.

“Brazilian Bankruptcy Court” means the 3rd Specialized Chamber for Business Law of the Court of the State of Rio de Janeiro, Brazil, which is presiding over the Brazilian RJ Proceeding.

“Brazilian Civil Code” means the Brazilian Law No. 10,406, of January 10, 2002, as amended.

“Brazilian Civil Procedure Code” means the Brazilian Law No. 13,105, of March 16, 2015, as amended.

“Brazilian Corporate Law” means the Brazilian Federal Law No. 6,404, of December 15, 1976, as amended.

“Brazilian Plan Confirmation” means June 19, 2024, which is the date in which the order from the Brazilian Bankruptcy Court confirming the approval of the Brazilian RJ Plan was published in the official gazette.

“Brazilian RJ Plan” means the judicial reorganization plan submitted by Light in the context of the Brazilian RJ Proceeding, approved by the Brazilian RJ Proceeding judge on June 18, 2024.

“Brazilian RJ Proceeding” means the judicial reorganization proceeding (recuperação judicial) commenced by the Issuer before the Brazilian Bankruptcy Court, docket number 0843430- 58.2023.8.19.0001.

“Brazilian Warrant Agency Agreement” means the Brazilian Warrant Agency Agreement to be entered into by the Warrant Agent and the Brazilian Warrant Agent, in connection with the issuance and registration of the Brazilian Warrants.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York or São Paulo or Rio de Janeiro, Brazil are authorized or required by law to close.

“B3” means the Brazilian stock exchange B3 S.A. – Brasil, Bolsa, Balcão.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible into or exchangeable for such equity.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil).

“Change in Tax Law” has the meaning specified in Section 1211(a).

“Clearstream” means Clearstream Banking, S.A.

“Common Stock” shall mean the common shares of the Issuer, without par value, and any Capital Stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Concession(s)” means the concession(s) granted to the Issuer or its Restricted Subsidiaries by means of any other concession agreement entered into by the Issuer after the Issue Date.

“Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 240 Greenwich Street, 7 East New York, New York 10286, Attention: LATAM Cross Border, e-mail: gcs.specialty.glam.conv@bny.com, or such other address as the Trustee may designate from time to time by notice to the Issuer.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Default” means any event which is an Event of Default or which, after notice or passage of time or both would be an Event of Default.

“Depositary” means with respect to the Units and the Underlying Securities, unless otherwise specified by the Issuer pursuant to Section 204, DTC or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Director” means a member of the Board of Directors.

“DTC” means The Depository Trust Company.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Energy Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, exchange, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against the price of energy (including capacity, energy and ancillary services).

“Euroclear” means Euroclear Bank, SA/NV, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Excess Additional Amounts” has the meaning specified in Section 1211(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 104(f).

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the fair market value of such property, asset, share of Capital Stock, other security, Investment or other item on that date as determined in good faith by the management of the Issuer.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Global Units” has the meaning specified in Section 202.

“Group” means a group of related Persons for purposes of Section 13(d) of the Exchange Act.

“Hedging Agreement” means any Interest Rate Agreement, Currency Agreement, Energy Hedge Agreement or Inflation Hedge Agreement.

“Hedging Obligations” of any Person means the obligations or rights of such Person under any Hedging Agreement.

“Holder,” when used with respect to any Unit or Underlying Security, means a Person in whose name a Unit or Underlying Security is registered in the Register.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB”), the rules and regulations issued periodically by the IASB and the Interpretations of International Accounting Standards issued by the International Financial Reporting Interpretations Committee, in each case as in effect as of the date hereof.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Issuer or becomes a Restricted Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Restricted Subsidiary of the Issuer. The term “Incurrence” when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade accounts payable and other short-term obligations to suppliers in the ordinary course of business and, in each case, accounted for as current liabilities in accordance with IFRS), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(4) all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; and

(6) to the extent not otherwise included in this definition, all Hedging Obligations of such Person, to the extent that such Hedging Obligations appear as a liability or asset on the balance sheet of such Person, prepared in accordance with IFRS.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as provided above and, with respect to any contingent obligations, (other than Hedging Obligations which result from (a) fluctuations in foreign currency exchange rates or interest rates or from changes in Brazilian inflation or energy prices or (b) general indemnities in Hedging Agreements for failure to pay any of the Hedging Obligations described in clause (a) above when due) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of such contingent obligations at such date.

“Indemnified Party” has the meaning specified in Section 607.

“Indenture” or “this Indenture” means this instrument as originally executed on and as of the date hereof, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and conditions of the Securities as contemplated by Section 301.

“Inflation Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation (including by reference to the rate of Brazilian inflation and SELIC).

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or any of its Restricted Subsidiaries) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary”:

(1) Investment shall include the portion (proportionate to Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)  the Issuer’s Investment in such Subsidiary at the time of such redesignation, minus

(b)  the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means [●], 2024.

“Judgment Currency” has the meaning specified in Section 117.

“Legal Defeasance” has the meaning specified in Section 1402.

“Level 1 ADR” means the Issuer’s Level 1 American Depositary Receipts, each of which represents one or more common share of the Issuer.

“Level 1 ADR Ratio” means the number of common shares represented by one Level 1 ADRs, as specified in the relevant deposit agreement governing such Level 1 ADRs.

“Lien” means any mortgage, pledge, security interest, fiduciary assignment (cessão fiduciária e alienação fiduciária), encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Light SESA” means Light Serviços de Eletricidade S.A.

“Light SESA Concession” means the concession granted to the Guarantor or its Restricted Subsidiaries by means of Concession Agreement No. 01/1996 dated as of June 4, 1996, as amended, granting a transmission concession to Light SESA for a specified period ending on June 4, 2026.

“Light SESA Concession Renewal” means the date in which Light SESA has executed a new agreement with the applicable governmental authorities for the renewal of the Light SESA Concession.

“Maturity” when used with respect to the Securities, means the date on which the principal of the Securities becomes due and payable as therein or herein provided, whether on a Repayment Date, Redemption Date at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means August 31, 2027.

“Minimum Required Dividend” means, for the Issuer and any period, an amount equal to 25% (twenty-five percent) of the Issuer’s net profit, as provided in the Issuer’s bylaws, as in effect as of the date hereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“New Money Capital Raise” means the new issuance of the Issuer’s Capital Stock in an amount up to R$1,500,000,000.00 and at least R$1,000,000,000.00, to occur within ninety days from the Light SESA Concession Renewal.

“New Money Capital Raise Deadline” means the date that is ninety calendar days from and including the Light SESA Concession Renewal.

“Non-Renewal Event” means a failure to renew the Light SESA Concession on or prior the Maturity Date.

“Officers’ Certificate” means a certificate signed by the chief executive officer together with one other executive officer or by an attorney in fact in accordance with the by-laws of the Issuer, any Restricted Subsidiary, as the case may be.

“Opinion of Counsel” means a written opinion (in form and substance and from counsel reasonably acceptable to the Trustee) of counsel, who may be counsel to the Issuer.

“Order” means a written order signed in the name of the Issuer by its chief executive officer or chief financial officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee.

“Outstanding,” when used with respect to the Units and the Underlying Securities, means, as of the date of determination, all such Units and the Underlying Securities theretofore authenticated and delivered under this Indenture, except:

(a)  Units and the Underlying Securities theretofore cancelled by the Paying Agent or delivered to the Paying Agent for cancellation;

(b)  Units and the Underlying Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Units and the Underlying Securities; provided that, if such Units and the Underlying Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

(c)  Units and the Underlying Securities in exchange for or in lieu of which other Units and the Underlying Securities have been authenticated and/or delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 307 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Unit is held by a Person in whose hands such Unit is a legal, valid and binding obligation of the Issuer).

For the avoidance of doubt, Units and the Underlying Securities do not cease to be outstanding because the Issuer or one of its Affiliates holds the Units and the Underlying Securities; provided that in determining whether the Holders of the requisite amount of outstanding Units and the Underlying Securities have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Units and the Underlying Securities owned by the Issuer any of its Affiliates will be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Units for which the Trustee has received an Officer’s Certificate from the Issuer or an Affiliate of the Issuer evidencing such ownership or beneficial holding shall be so disregarded. Units so owned or beneficially held that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Payment Default” means an Event of Default pursuant to Section 501(1) and Section 501(2) hereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means New York City, New York.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“R$” means the legal currency of Brazil.

“Redemption Date” when used with respect to any Unit or Underlying Securities to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Register” shall have the meaning specified in Section 305.

“Registrar” means the Person who keeps the Register specified in Section 305.

“Relevant Date” means, with respect to any payment due from the Issuer, whichever is the later of (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Notes in accordance with this Indenture.

“Repayment Date,” when used with respect to any Note to be repaid at the option of the Holder, means the date fixed for such repayment in such Note or pursuant to this Indenture.

“Request” means a written request signed in the name of the Issuer by its chief executive officer or chief financial officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning specified in Section 1107.

“Restricted Subsidiary” means any Subsidiary of Issuer other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, and its successors.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities” has the meaning assigned to it in the Recitals to this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SELIC” means, as of any date, the interest rate published on such date by the Central Bank based on the average rate of financing transactions registered in the Clearing and Custody System (Sistema Especial de Liquidação e Custódia - SELIC).

“Separation Date” means the earliest of (i) the Mandatory Exercise Date (the “Separation due to Warrant Exercise”), (ii) the last Business Day of the New Money Capital Raise Deadline if the New Money Capital Raise does not occur (“Separation due to Capital Raise Non-Completion”), (iii) the date on which a Non-Renewal Event occurs (“Separation due to a Non-Renewal Event”) or (iv) the Maturity (“Separation due to Maturity”).

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date.

“Taxes” has the meaning specified in Section 309(a).

“Taxing Jurisdiction” has the meaning specified in Section 309(a).

“TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed.

“Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder.

“U.S.$” or “US$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Underlying Securities” means the Notes and Global Warrant underlying the Units.

“United States” means United States of America.

“Units” has the meaning specified in the recitals.

“Unrestricted Subsidiary” means:

(1)  any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary pursuant to clause (1) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total consolidated assets of US$1,000 or less (or the equivalent in other currencies); or

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(i) [Reserved]; and

(ii) no Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding that are normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or other voting members of the governing body of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders.

“Warrant Agency Agreement” means the warrant agency agreement to be entered into by the Issuer, as issuer, and The Bank of New York Mellon, as warrant agent, in connection with the issuance and registration of the Global Warrant with DTC.

“Warrant Agent” has the meaning specified in the recitals.

“Wholly-Owned” means, with respect to any Subsidiary of the Issuer, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s or other similar qualifying shares) is owned by the Issuer and one or more Wholly-Owned Subsidiaries (or a combination thereof).

Section 102.  Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel as to legal matters stating that in opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to the compliance by or on behalf of the Issuer with a condition or covenant provided for in this Indenture shall include:

(a)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which an Officers’ Certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless counsel providing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.  Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)  The ownership of Securities shall be proved by the Register.

(d)  If the Issuer shall solicit from the Holders of Outstanding Units to give any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of Outstanding Units at the close of business on such record date, and no other Holders shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Units have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Units shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders of Outstanding Units on the record date shall be deemed effective unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Units on such record date. Nothing in this clause shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this clause (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this clause shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Units on the date such action is taken.

(e)  Any request, demand, authorization, direction, notice, consent, waiver or other action by any Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Unit issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer in reliance thereon whether or not notation of such action is made upon such Security.

(f)  With respect to any record date set pursuant to this Section, the Issuer may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Issuer shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 105.  Notices, etc., to Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)  the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in English and in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, or

(b)  the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by first class mail, transmitted by e-mail (with acknowledgement of receipt) or forwarded by overnight courier to the Issuer, addressed to the Issuer at the address of its principal office specified in the first paragraph of this Indenture and below, or at any other address previously furnished in writing to the Trustee by the Issuer:

Issuer: Light S.A.

e-mail: gr_ri@light.com.br and ri@light.com.br
attention: Eduardo Righi Reis

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. In this paragraph, references to the “Trustee” shall be deemed to include the “Agents”.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 106.  Notices to Holders; Waiver. (a) Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing (i) if to the Holder of a non-Global Unit, if mailed, first-class mail, or delivered by courier, by hand or by e-mail to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Unit, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)  Notices shall be deemed to have been given on the date of delivery, mailing or of publication or, if published on different dates, on the date of the first such publication.

(d)  Neither the failure to give any notice to a particular Holder of Units, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder of Units. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 107.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108.  No Recourse Against Others. No past, present or future director, officer, partner, employee, incorporator, attorney-in-fact, shareholder, controlling Person or member, as such, of the Issuer, any Subsidiary of the Issuer shall have any liability for any obligations of the Issuer, any Subsidiary of the Issuer under the Units or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Unit, each Holder shall waive and release all such liability. Such waivers and releases shall be part of the consideration for issuance of the Units. The waivers may not be effective to waive liabilities under the U.S. federal securities laws or under the Brazilian Corporate Law.

Section 109.  Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 110.  Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.  Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, any Paying Agent, the Registrar any transfer agent and the Holders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.  [Reserved].

Section 113.  Governing Law. This Indenture, the Units and the Underlying Securities shall be construed in accordance with and governed by the laws of the State of New York.

Section 114.  Consent to Jurisdiction and Service of Process. (a) The Issuer and each Holder of a Security by its acceptance thereof irrevocably consent to the non-exclusive jurisdiction of any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, to the extent permitted by law. The Issuer waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or the Securities in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided in this Indenture or as otherwise permitted by law. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Securities against the Issuer may be instituted in any court of competent jurisdiction in their corporate domicile.

(b)  The Issuer agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Securities against the Issuer in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, may be made upon Cogency Global Inc., at 122 East 42nd Street, 18th Floor, New York, NY 10168, whom the Issuer irrevocably appoints as its authorized agent for service of process (the “Authorized Agent”). The Issuer represents and warrants that Cogency Global Inc. has agreed to act as its agent for service of process. The Issuer agrees that such appointment shall be irrevocable until the irrevocable appointment by the Issuer of a successor in New York City as authorized agent for such purpose and the acceptance of such appointment by such successor. The Issuer further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Issuer, the Issuer shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, service of process upon Cogency Global Inc., as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

(c)  The Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, including the delivery on an annual basis of a certificate signed by two authorized officers of the Issuer to the Authorized Agent ratifying its appointment hereunder no later than the date occurring on each anniversary of the date on which the Authorized Agent accepted such appointment, that may be necessary to continue the designation of the Authorized Agent pursuant to this paragraph in full force and effect and to cause the Authorized Agent to act as such.

(d)  Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

Section 115.  Waiver of Immunity. To the extent that the Issuer or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Issuer, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any of the corporate domicile of the Issuer, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer, or any other matter under or arising out of or in connection with, the Securities or this Indenture, the Issuer irrevocably and unconditionally waives or will waive such right, and agree not to plead or claim any such immunity and consents to such relief and enforcement, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, charges, claims, encumbrances or disposal.

Section 116.  Legal Holidays. In any case where any redemption date, Repayment Date or Stated Maturity of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, Repayment Date or Stated Maturity, and no interest shall accrue on such payment for the period from and after such Redemption Date, Repayment Date or Stated Maturity, as the case may be.

Section 117.  Judgment Currency. The Issuer agrees, and each Holder by holding a Unit shall be deemed to have agreed, to the fullest extent that they may effectively do so under applicable law, that:

(a) If, for the purpose of obtaining judgment in any court it is necessary to convert the sum due under this Indenture or in respect of the principal of, or premium or interest, if any, on the Securities into a currency other than U.S. dollars in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the payee could purchase U.S. dollars with the Judgment Currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given.

(b) The Issuer’s obligations under this Indenture to make payments of any sum payable by it to a Holder and the Trustee in U.S. dollars shall be discharged only to the extent that, on the Business Day following receipt by the Holder of a Unit and/or the Trustee of any sum adjudged to be so due in the Judgment Currency, the Holder of such Unit and/or the Trustee may, in accordance with normal banking procedures, purchase U.S. dollars with the Judgment Currency.

(c) If the amount of the U.S. dollars so purchased as set forth in clause (a) above is less than the sum originally due to the Holder and/or the Trustee in the Judgment Currency (determined in the manner set forth in clause (b) above), the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and/or the Trustee of such Unit against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Issuer such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Issuer has failed to pay such Holder any obligations due and payable under such Unit, in which case such excess may be applied to the Issuer’s obligations under such Unit in accordance with the terms thereof.

Section 118.  Counterparts. This instrument may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com, Adobe Fill & Sign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 119.  USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”) the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with The Bank of New York Mellon. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 120.  Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 121.  Units and Underlying Securities. All references to Units in this Indenture shall be deemed to include the Underlying Securities of such Units, and all rights of Holders of the Units in this Indenture shall be deemed to include the rights of derived from the Underlying Securities of such Units.

Article Two

Form of Units and Underlying Securities

Section 201.  Forms Generally. The Units and Underlying Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements, not inconsistent with the provisions of this Indenture, placed thereon as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, on which the Units and Underlying Securities are listed or market on which the Units and Underlying Securities are admitted to trading or as may, consistently herewith, be determined by the Person or Persons executing such Units and Underlying Securities, as evidenced by their execution of the Units and Underlying Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Units and Underlying Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Units and Underlying Securities, as evidenced by their execution of such Units and Underlying Securities, subject, with respect to the Units and Underlying Securities, to the rules of any securities exchange on which such Units and Underlying Securities are listed or market in which the Units and Underlying Securities are admitted to trading.

Section 202.  Forms of Units and Underlying Securities. Each Unit shall be substantially in the form of Exhibit A hereto, and each Underlying Security shall be substantially in the form of Exhibit B, or in one of the forms approved from time to time by or pursuant to a Board Resolution or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee or Warrant Agent for authentication in any form approved by or pursuant to a Board Resolution, the Issuer shall deliver to the Trustee under cover of an Officers’ Certificate the Board Resolution by or pursuant to which such form of Unit and Underlying Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Unit and Underlying Security which has been approved thereby or, if a Board Resolution authorizes a specific Person or Persons to approve a form of Note, a certificate of such Person or Persons approving the form of Unit and Underlying Security attached thereto.

Units offered and sold in their initial distribution shall be issued in the form of one or more Global Units in definitive, fully registered form without interest coupons (“Global Units”), registered in the name of DTC, as Depositary, or its nominee and deposited with The Bank of New York Mellon, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Units represented thereby (or such other accounts as they may direct). The aggregate principal amount of any Global Unit may from time to time be increased or decreased by adjustments made on the records of The Bank of New York Mellon, as custodian for the Depositary or its nominee, as hereinafter provided.

Section 203.  Form of Certificate of Authentication. The forms of certificate of authentication for any Unit and Underlying Securities, as applicable, issued pursuant to this Indenture shall be substantially as follows:

CERTIFICATE OF AUTHENTICATION

This is one of the Units referred to in the within-mentioned Indenture for the Units due 2027.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:
Dated:_______________________

CERTIFICATE OF AUTHENTICATION

This is one of the Underlying Securities referred to in the within-mentioned Indenture for the Underlying Securities due 2027 issued by Light Energia S.A.

THE BANK OF NEW YORK MELLON, as Trustee and Warrant Agent

By:
Name:
Title:
Dated:_______________________

Section 204.  Units and Underlying Securities Issuable in Global Form. (a) The Units and the Underlying Securities shall be issued in the form of one or more Global Units, Global Notes or Global Warrant, as applicable, on the Issued Date. The Issuer shall execute and the Trustee, the Warrant Agent or their agent, as applicable, shall, in accordance with Section 303 and the Issuer Request delivered to the Trustee, the Warrant Agent or their agent thereunder, as applicable, authenticate and deliver such Global Unit or Unit, Global Note or Global Warrant which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Units or the relevant Outstanding Underlying Securities, as applicable, (ii) shall be registered in the name of the Depositary for such Global Unit, Units, Global Notes or Global Warrant or its nominee, and (iii) shall be deposited with The Bank of New York Mellon as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Unit held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Unit and its Underlying Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Unit.

Notwithstanding any provision to the contrary, in considering the interests of Holders of the Units while title to the Units is registered in the name of a nominee of DTC, the Trustee and the Agents may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to Units and may (but will not be obliged to) consider such interests as if such accountholders were the Holders of the Units.

(b)  Notwithstanding any other provisions of this Section 204 or of Section 305, but subject to the provisions of clause (c) below, unless the terms of a Global Unit expressly permit such Global Unit to be exchanged in whole or in part for individual Units, a Global Unit may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depositary for such Global Note, to the Depositary, to a successor Depositary for such Global Unit selected or approved by the Issuer or to a nominee of such successor Depositary.

(c)  (i) If at any time the Depositary for a Global Unit notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Unit or if at any time the Depositary for the Units ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Unit is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Trustee or its agent, upon receipt of an Order for the authentication and delivery of individual certificated Units in exchange for such Global Unit, shall authenticate and deliver, without service charge to Holders (at the Issuer’s sole cost and expense), individual Units of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Unit in exchange for such Global Unit.

(ii)  If an Event of Default under the Units has occurred and is continuing and the Holder of a Unit shall have requested that the Issuer issue to such beneficial holder its proportionate interest in a Global Unit, the Issuer agrees to execute and the Trustee shall authenticate and deliver at the Issuer’s sole cost and expense, in exchange for such Global Unit or Unit, individual certificated Units of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Units represented by such Global Unit or Units.

(iii)  If specified by the Issuer pursuant to Section 202 with respect to the Units issued or issuable in the form of one or more Global Units, the Depositary for such Global Unit or Units may surrender such Global Unit or Units in exchange in whole or in part for individual certificated Units of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge to Holders (at the Issuer’s sole cost and expense), (1) to each Person specified by such Depositary, a new Unit or Units of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Unit or Units; and (2) to such Depositary, a new Global Unit or Units of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Unit or Units and the aggregate principal amount of Units delivered to the Holders thereof.

(iv)  Upon the exchange of the entire principal amount of a Global Unit for individual certificated Units, such Global Unit shall be canceled by the Trustee or its agent. Except as provided in the preceding clause, Units issued in exchange for a Global Unit pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Units to the Persons in whose names such Units are so registered.

(d)  Any beneficial interest in one of the Global Units that is transferred to a Person who takes delivery in the form of an interest in the other Global Units will, upon transfer, cease to be an interest in such Global Units and become an interest in the other Global Units and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Units for as long as it remains such an interest.

(e)  The registered Holder of a Global Unit may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture.

Section 205.  [Reserved].

Article Three

THE Units AND UNDERLYING SECURITIES

Section 301.  General Title; General Limitations.

All Units and Underlying Securities under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority or distinction on account of the actual time of the authentication or delivery of such Units and Underlying Securities. The Units shall only be issued in fully registered form, without coupons.

Each U.S.$1,000 Units consists of (i) U.S.$[●] in principal amount of Notes, which shall be duly issued and authenticated on the Issue Date, but shall only be effective after the occurrence of a Separation Date and (ii) [X/y] fraction of a Global Warrant, representing [●] Brazilian Warrants, entitling the holders thereof to receive shares of Common Stock, which will be delivered in the form of Level 1 ADRs issued by the Issuer in accordance with applicable U.S. securities law exemptions, subject to the satisfaction of certain conditions precedents. Before the Separation Date, the value of the Units will be based exclusively on the value of the Global Warrant.

The terms and provisions contained in the Units and Underlying Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Unit or Underlying Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling in all respects.

The Units shall only be issued in fully registered form, without coupons.

Section 302.  Denominations. The Units shall be issued only in U.S. dollars with a minimum denomination of U.S.$1.00 (one dollar) and any integral multiple of U.S.$1.00 (one dollar) in excess thereof (unless otherwise specified).

Section 303.  Execution, Authentication and Delivery and Dating. The Units and the Underlying Securities shall be executed on behalf of the Issuer by its chief executive officer or chief financial officer together with one other of their executive officers or by its attorney-in-fact in accordance with its bylaws. The signature of any of these officers or attorneys on the Units may be manual or facsimile.

The Units or the Underlying Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers or agents of the Issuer shall bind the Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Units shall be issued to the applicable Holder on the Issue Date, except Units issued in connection with the transfer, exchange or replacement of existing Units as provided in this Article. Upon delivery by the Issuer of any Units or Underlying Securities executed by the Issuer to the Trustee for authentication, the Trustee shall, upon an Order, authenticate and deliver such Units or Underlying Securities as provided in this Indenture and not otherwise.

Prior to any such authentication and delivery the Trustee shall be entitled to receive, in addition to any Officers’ Certificate or Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, an Opinion or Opinions of Counsel stating that:

(1)	among other things, the Issuer has the corporate power to issue such Units and Underlying Securities, and such Units and Underlying Securities have been duly authorized and delivered by the Issuer, and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium, and similar laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity), equally and ratably with all other Units and Underlying Securities, if any, Outstanding; and

(2)	such other matters as the Trustee may reasonably request;

provided that, the Opinion of Counsel stating that all conditions precedent, if any, have been complied with, shall not be required for the Initial Units and the Initial Underlying Securities.

The Trustee shall not be required to authenticate such Units or Underlying Securities if the issue thereof will adversely affect the Trustee’s own rights, duties, indemnities, or immunities under the Securities and this Indenture.

Unless otherwise provided in the form of Units or Underlying Securities, all Units and Underlying Securities shall be dated the date of their authentication.

No Units or Underlying Securities shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Units or Underlying Securities a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature of an authorized officer, and such certificate upon any Units or Underlying Securities shall be conclusive evidence, and the only evidence, that such Units or Underlying Securities have been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Unit or Underlying Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Unit or Underlying Security to the Paying Agent for cancellation as provided in Section 311, for all purposes of this Indenture such Unit shall be deemed never to have been authenticated and delivered hereunder and not be entitled to the benefits of this Indenture.

For the avoidance of doubt, the Global Units and the Global Notes will be authenticated by the Trustee. All references in this Indenture to the “Trustee” authenticating the Global Warrant shall be deemed to mean The Bank of New York Mellon in its capacity as the Warrant Agent.

Section 304.  Temporary Units and Underlying Securities. Pending the preparation of definitive Units, the Issuer may execute, and, upon receipt of the documents required by Section 303, together with an Order, the Trustee shall authenticate and deliver, temporary Units and Underlying Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Units and Underlying Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Units and Underlying Securities may determine, as evidenced by their execution of such Units or Underlying Securities.

If temporary Units and Underlying Securities are issued, the Issuer shall cause definitive Units and Underlying Securities to be prepared without unreasonable delay. After the preparation of definitive Units and Underlying Securities, the temporary Units and Underlying Securities shall be exchangeable for definitive Units upon surrender of the temporary Units and Underlying Securities at the office or agency of the Issuer to be maintained as provided in Section 1102, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Units and Underlying Securities the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Units of authorized denominations and of like tenor and terms. Until so exchanged the temporary Units and Underlying Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Units and Underlying Securities.

Upon any exchange of a portion of a temporary Global Unit for a definitive Global Unit or for the individual Units represented thereby pursuant to this Section 304 or Section 305, the temporary Global Unit shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Unit shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 305.  Registration, Transfer and Exchange. The Issuer shall keep or cause to be kept a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Units and for transfers of Units. Any such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Issuer as provided in Section 1102.

Subject to Section 204, upon surrender for registration of transfer of any Unit or Underlying Security at the office or agency of the Issuer to be maintained as provided in Section 1102, the Issuer shall execute, and the Trustee, upon receipt of an Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Units or Underlying Securities of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

Subject to Section 204, at the option of the Holder, Units may be exchanged for other Units of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Units to be exchanged at such office or agency. Whenever any Units are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Units which the Holder making the exchange is entitled to receive.

All Units issued upon any registration of transfer or exchange of Units shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Units surrendered upon such registration of transfer or exchange.

Every Unit presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

Unless otherwise provided in the Unit to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Units and their Underlying Securities, but the Issuer and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Units and their Underlying Securities, other than exchanges pursuant to Section 304 or Section 1005 not involving any transfer.

The Issuer and the Registrar shall not be required (i) to issue, transfer or exchange any Unit during a period beginning at the opening of business 15 days prior to selection for redemption through the applicable Redemption Date, or (ii) to transfer or exchange any Unit so selected for redemption in whole or in part, except for the portion of such Unit not so selected for redemption.

None of the Issuer, the Trustee, any agent of the Issuer or the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Unit or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the Holders and all payments to be made to Holders under the Units, the Underlying Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Unit shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Unit for all purposes of this Indenture relating to such Global Unit (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Unit) as the sole Holder of such Global Unit and shall have no obligations to the beneficial owners thereof. None of the Issuer, the Trustee, any agent of the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Unit, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Unit, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any Holder or owner of a beneficial interest in such Global Unit, or for any transfers of beneficial interests in any such Global Unit.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Unit or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

None of the Trustee, the Paying Agent, the Registrar, the transfer agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Unit (including any transfers between or among DTC participants, members or beneficial owners in any Global Unit) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Issuer initially appoints the Trustee to act as Registrar and transfer agent for the Units on its behalf. The Issuer may at any time and from time to time authorize any Person to act as Registrar, Paying Agent or transfer agent in place of or in addition to The Bank of New York Mellon with respect to any Units issued under this Indenture.

Section 306.  [Reserved].

Section 307.  Mutilated, Destroyed, Lost and Stolen Units and Underlying Securities. If (i) any mutilated Unit or Underlying Security is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Unit or Underlying Security, and (ii) there is delivered to the Issuer and the Trustee such Unit or Underlying Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Unit or Underlying Security has been acquired by a protected purchaser, the Issuer shall execute, and, upon receipt of an Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Unit or Underlying Security or in exchange for such mutilated Unit or Underlying Security, a new Unit or Underlying Security of like tenor, Stated Maturity and principal amount, and bearing a number not contemporaneously Outstanding. In case any such mutilated, destroyed, lost or stolen Unit or Underlying Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Agents) connected therewith.

Every new Unit or Underlying Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Unit or Underlying Security or in exchange for such mutilated Unit or Underlying Security thereof shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Unit or Underlying Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Unit or Underlying Security issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit or Underlying Security.

Section 308.  Payment of Interest; . Except if the Interest Accrual Trigger Event occurs, the Units and Underlying Securities will not bear interest. The Issuer will pay interest on overdue principal at 1% per annum.

Section 309.  Taxation. (a) All payments made by the Issuer under or in respect of the Units and the Underlying Securities shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Issuer is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Issuer shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment to a Holder or beneficial owner of a Unit of the U.S. dollar amount that would otherwise have been receivable by such Holder or beneficial owner of a Unit in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i)  in respect of any Taxes that would not have been so imposed on such Units but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Unit or any payment in respect of such Unit (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Units;

(ii)  in respect of any Taxes that would not have been so withheld or deducted if the Units had been presented for payment within 30 days after the Relevant Date;

(iii)  in respect of any Taxes that would not have been so imposed on such Units if the Holder or the beneficial owner of the Units had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that (1) such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes, and (2) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required, the relevant Holder or beneficial owner at that time has been notified by the Issuer or any other person through whom payment may be made, that a declaration of non-residence or other claim or filing for exemption is required to be made;

(iv)  in respect of any estate, inheritance, gift, value added sales, use, excise, transfer, personal property or similar Taxes;

(v)  in respect of any Taxes payable other than by withholding or deduction;

(vi)  in respect of any payment to a Holder of Units that is a fiduciary, partnership or any Person other than the sole beneficial owner of such payment or Units, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Units would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Units;

(vii)  in respect of any combination of clauses (i) through (vi) above.

References to principal and interest in respect of the Units and Underlying Securities shall be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Units and the Underlying Securities.

(b)  The Issuer shall furnish to the Paying Agent, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuer, or, if such receipts are not obtainable, other evidence of such payments as deemed reasonably satisfactory by the Issuer. Copies of such documentation shall be made available by the Issuer to the Holders or the Trustee and the Paying Agent.

(c)  The Issuer shall, within 10 Business Days of a written request by another Party to this Indenture and the Warrant Agency Agreement, supply to that other Party such forms, documentation and other information relating to it, its operations, or the Units, Underlying Securities and/or the Securities as that other Party reasonably requests for the purposes of that other Party’s compliance with Applicable Law and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this Section 309(c) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

(d)  For purposes of this Section 309(d):

“Applicable Law” means any law or regulation including, but not limited to: (i) any domestic or foreign statute, constitution, rule, judicial interpretation or directive (whether or not having the force of law) or regulation; (ii) any rule, custom or practice and/or the requirements of any Authority, stock exchange, clearing house or central book-entry settlement system, trading registration, central depositary system or self-regulatory organization by which any party is/are bound or with which any party is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature im-posed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

The Issuer shall notify the Trustee and the Agents in the event that it determines that any payment to be made by the Trustee or any Agent under the Units, Underlying Securities and/or the Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Section 309(d) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Units, Underlying Securities and/or the Securities, or all of the foregoing.

Notwithstanding any other provision of this Indenture and the Warrant Agency Agreement, each of the Trustee and Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Units, Underlying Securities and/or the Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee or the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 309(d).

(e)  The Issuer shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Unit or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of any Taxing Jurisdiction (other than those resulting from or required to be paid in connection with the enforcement of the Units or any other document or instrument in relation thereto following the occurrence and during the continuance of any Default with respect to the Units) and except as provided in Section 305. The Issuer shall indemnify and make whole the Trustee, the Agents and the Holders of Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Issuer as provided in this Section 309(e) paid by such Holders, the Agents or the Trustee.

(f)  Notwithstanding (i) the form of the Units or (ii) anything to the contrary herein, to the extent relevant to the Issuer, the Issuer shall treat the Units (including the Underlying Securities) as equity for U.S. federal (and applicable state and local) income tax purposes unless otherwise required by a relevant taxing authority. Each Holder of a Unit, by accepting a Unit, agrees to report all income (or loss) in accordance with such treatment and to take no action inconsistent with such treatment unless otherwise required by a relevant taxing authority.

(g)  The obligations contained in this Section shall survive any termination, defeasance or discharge of this Indenture, any transfer of the Securities by a Holder of the Units or beneficial owner of the Units, and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Issuer.

Section 310.  Persons Deemed Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Unit or Underlying Security is registered in the Register as the owner of such Unit or Underlying Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308) interest on (if any), such Unit or Underlying Security and for all other purposes whatsoever, whether or not such Unit or Underlying Security be overdue, and none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 311.  Cancellation. All Units and Underlying Securities surrendered for payment, redemption, transfer, conversion or exchange or credit against a sinking fund, if any, shall, if surrendered to any Person other than the Paying Agent, be delivered to the Paying Agent and, if not already canceled, shall be promptly canceled by the Paying Agent. The Issuer may at any time deliver to the Paying Agent for cancellation any Units or Underlying Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Units and Underlying Securities so delivered shall be promptly canceled by the Paying Agent. No Unit or Underlying Security shall be authenticated in lieu of or in exchange for any Units or Underlying Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Paying Agent shall dispose of all canceled Units or Underlying Securities in accordance with its customary procedures and shall deliver, upon written request, a certificate of such disposition to the Issuer. Following the occurrence of (i) the Interest Accrual Trigger Event; or (ii) a Separation due to a Non-Renewal Event; or (iii) a Separation due to Maturity; or (iv) the Maturity Date, the Warrant Agent shall be authorized to take such action as may be required to cancel and terminate the Global Warrant position in accordance with the applicable procedures of DTC then in effect for no consideration.

Section 312.  Computation of Interest. Subject to the occurrence of the Interest Accrual Trigger Event, Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months and payable on the Maturity Date.

Section 313.  [Reserved].

Section 314.  CUSIP, ISIN or Other Similar Numbers. The Issuer in issuing the Units and Underlying Securities may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and the Trustee and the Agents shall use CUSIP, ISIN or other similar numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units and Underlying Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Units and Underlying Securities. The Issuer shall promptly notify the Trustee and the Agents in writing of any change in CUSIP, ISIN or other similar numbers.

Section 315.  Ranking. The Units will be the senior unsecured obligations of the Issuer, ranking pari passu with all of the Issuer’s other senior unsecured obligations (except those obligations preferred by operation of law). The Units will be effectively subordinated to the Issuer’s secured Indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future Indebtedness of any Subsidiary of the Issuer.

Article Four

SATISFACTION AND DISCHARGE

Section 401.  Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Units and the rights, powers, trust, duties, immunities and indemnities of the Trustee and the obligations of the Issuer with respect thereto, as expressly provided for herein) as to all Outstanding Units, and the Trustee, on demand of and at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(a)  either

(1)  all Units theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Units which have been replaced or paid as provided in Section 307, and (ii) Units for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1103) have been delivered to the Paying Agent for cancellation, including due to a Mandatory Exercise; or

(2)  all Units not theretofore delivered to the Paying Agent for cancellation (i) have become due and payable or (ii) are subject to irrevocable instructions that have been given for redemption within 60 days upon the giving of notice of redemption by the Issuer, and, in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee (or its agent) funds and/or U. S. Government Obligations without reinvestment to pay and discharge the entire Indebtedness on the Units not theretofore delivered to the Paying Agent for cancellation, for principal of, premium, if any, and interest on the Units to the date of deposit (in the case of Units that have become due and payable) or to the Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment;

(b)  the Issuer has paid or caused to be paid all other sums payable hereunder and under the Units, including without limitation any amounts due to the Trustee and the Agents under this Indenture and the Notes (including indemnity payments); and

(c)  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607 shall survive and the obligations of the Trustee under Section 403 and Section 1103 shall survive.

Section 402.  [Reserved].

Section 403.  Application of Trust Money. All money and obligations deposited with the Trustee pursuant to Section 401 or Article Fourteen and all money received by the Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through an agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and obligations have been deposited with or received by the Trustee.

Article Five

REMEDIES

Section 501.  Events of Default. “Event of Default,” wherever used herein, means with respect to any Units any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)  a default for two Business Days in payment of principal of or premium or interest, if any, or Additional Amounts on the Units or Underlying Securities when the same becomes due and payable, upon optional redemption, upon required purchase or upon declaration of acceleration or otherwise; or

(2)  a failure by the Issuer to comply with the provisions set forth under Section 1105 (Corporate Existence); or

(3)  a declaration of early maturity or automatic early maturity of any notes or debentures issued by the Issuer or Light SESA arising from the Brazilian RJ Proceeding; or

(4)  a default in the performance, or breach, of any other covenant or obligation of the Issuer in this Indenture and continuance of such default or breach for a period of 60 consecutive days after written notice specifying such default or breach is given to the Issuer by the Trustee or to the Trustee by the Holders of at least 25% in aggregate principal amount of the Units; or

(5)  (a) liquidation, dissolution or extinction of the Issuer or any of its Subsidiaries, except if such liquidation or dissolution or extinction results from a corporate transaction that does not constitute an Event of Default under this Indenture; (b) a final order for relief is entered against the Issuer or its Subsidiaries under the applicable bankruptcy laws then in effect, and such final order is not being contested by the Issuer or such Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made; or

(6)  (i) this Indenture or (ii) any of its provisions are held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and, in the case of item (ii) above, such decision makes the compliance with or performance of any requirement under this Indenture impossible; or

(7)  reduction of the Issuer’s Common Stock, except when undertaken (i) to absorb accumulated losses, (ii) for the redemption or amortization of shares issued by the Issuer, or (iii) with prior approval of the Holders; or

(8)  a failure by the Issuer or any of its Affiliates to comply with the provisions set forth under Section 1107 (Limitation on Restricted Payments).

The Issuer shall deliver to the Trustee, within one Business Day after an Officer of the Issuer obtains actual knowledge of any Default or Event of Default, if such Default or Event of Default is continuing, written notice in the form of an Officers’ Certificate of such Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 502.  Acceleration of Maturity; Rescission and Annulment. If an Event of Default provided in clause (5) of Section 501 occurs and is continuing, then and in each and every such case, the unpaid principal amount of all (and all accrued interest on the Notes, if such Event of Default occurs after the occurrence of the Interest Accrual Trigger Event) of all Securities then Outstanding shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, notwithstanding anything contained to the contrary in this Indenture or in the Securities. If any other Event of Default set forth in Section 501 occurs and is continuing, then the (i) Trustee or Holders of at least 25% in aggregate principal amount of the Securities then Outstanding hereunder may, by written notice to the Issuer, Warrant Agent and to the Trustee may or (ii) the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding (and subject to being indemnified and/or secured and/or prefunded to its satisfaction by the Holders) shall, declare the principal amount of all Securities then Outstanding to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable. For that purpose, (i) if the acceleration occurs prior to a Separation Date, a Separation due to Maturity shall be deemed to occur, the Global Warrant and Brazilian Warrants shall cease to be effective, and the Notes will become effective; and (ii) unpaid principal amount of all Notes then Outstanding (and all accrued interest on the Notes, if such acceleration occurs after the occurrence of the Interest Accrual Trigger Event) shall become and be immediately due and payable.

The right of the Holders and the Trustee to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Units, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(1)  the Issuer has paid or deposited with the Trustee (or its agent) a sum sufficient to pay

(A)  the principal of (and interest and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful,

(B)  interest at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful, and

(C)  all sums paid or advanced by the Trustee and the Agents hereunder and the compensation and properly incurred expenses, disbursements and advances of the Trustee, their respective agents and counsel and all other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments);

and

(2)  all Events of Default, other than the nonpayment of the principal and accrued interest (if any) of the Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a)  default is made in the payment of the principal of (or interest and premium, if any, on) any Securities at the Maturity thereof, or

(b)  default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities,

and any such default continues for any period of grace provided with respect to the Securities, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security, the whole amount then due and payable on any such Security, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and interest and premium, if any) and upon overdue installments of interest, to the extent lawful, at 1% per annum (or, if lower, the maximum default rate permitted by the Central Bank from time to time) in excess of such rate; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, and properly incurred expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel and all other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments).

If an Event of Default occurs and is continuing, the Trustee may, and shall, upon written request of Holders of at least 25% in aggregate principal amount of Securities outstanding and subject to being indemnified, prefunded and/or secured to its satisfaction) pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to (i) collect the payment of principal of and interest on the Notes (if any) or to enforce the performance of any provision of the Notes and this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Units and the Underlying Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Units and the Underlying Securities, wherever situated. Notwithstanding the foregoing and regardless of any contrary provision in this Indenture, the Trustee shall not be obliged to take any action with respect to enforcing the Securities unless it has been first instructed in writing by the requisite number of Holders in accordance with this Indenture and received satisfactory indemnity, security and/or prefunding with respect to such instruction. Under no circumstances will the Trustee be liable to any person with respect to any action it takes or does not take when acting upon an instruction of Holders provided to it under this Indenture.

If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings in order to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.  Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Units and the Underlying Securities or the property of the Issuer or of such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Units and the Underlying Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest (if any)) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(i)  to file and prove a claim for the whole amount of principal (and in interest and premium, if any) owing and unpaid in respect of the Units and the Underlying Securities and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the compensation and properly incurred expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel and all other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments)) and of the Holders allowed in such judicial proceeding; and

(ii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and properly incurred expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel, and any other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments).

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Units or the Underlying Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.  Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and properly incurred expenses, disbursements and advances (including indemnity payments) of the Trustee and the Agents, their respective agent and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 506.  Application of Money Collected. Any money collected by the Trustee with respect to any Units and the Underlying Securities pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or interest or premium, if any), upon presentation of the Units and the Underlying Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and the Agents (including any predecessor trustee and agent) under Section 607;

SECOND: To the payment of the amounts then due and unpaid upon the Units and Underlying Securities of principal (and interest and premium, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Units and Underlying Securities for principal (and interest and premium, if any); and

THIRD: To the Issuer.

Section 507.  Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b)  the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)  such Holder or Holders of Securities have offered to the Trustee indemnity, security and/or prefunding satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, security and/or prefunding has failed to institute any such proceeding; and

(e)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. Such limitations, however, shall not apply to the rights of the Holder of any Securities Outstanding, which is absolute and unconditional, to receive payment of the principal of (and interest and premium, if any), on such Securities and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 508.  Unconditional Right of Holders to Receive Principal and Interest (if any). Notwithstanding any other provisions in this Indenture, the Holder of a Security shall have the right, which is absolute and unconditional, to receive payment of the principal (and interest and premium, if any) on the Securities on the respective due date expressed in such Securities (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 509.  Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.  Rights and Remedies Cumulative. Except as otherwise provided in the last clause of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.  Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.  Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that

(a)  the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed conflicts with any law or the provisions of this Indenture or if the Trustee in good faith shall determine that such action would be prejudicial to the Holders not taking part in such direction;

(b)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c)  the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security, prefunding and/or indemnity satisfactory to the Trustee against any loss, liability or expense it may incur.

Section 513.  Waiver of Past Defaults. Subject to Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders waive an existing Default or Event of Default hereunder and its consequences, except:

(a)  a Payment Default, or a default in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities, or

(b)  in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514.  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or interest or premium, if any) on any Security on or after the respective due date expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

Section 515. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article Six

THE TRUSTEE

Section 601.  Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any Securities:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)  In case an Event of Default has occurred and is continuing, the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that

(1)  this subsection shall not be construed to limit the effect of subsections (a) or (d) of this Section;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Units relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

(d)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(e)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.  Notice of Defaults. Within 90 days after a Responsible Officer of the Trustee receives written notice of any Default hereunder with respect to the Securities at the Corporate Trust Office of the Trustee, the Trustee shall transmit to all Holders, in accordance with Section 106, notice of such default hereunder, unless such Default shall have been cured or waived. The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than a Payment Default), unless a Responsible Officer of the Trustee shall have received written notice of such event, referencing the Securities and this Indenture, at the Corporate Trust Office of the Trustee, and the receipt and/or delivery of reports and other information under this Indenture by the Trustee shall not constitute notice or actual or constructive knowledge of any Default or Event of Default contained therein.

Section 603.  Certain Rights of Trustee. Subject to Section 601:

(a)  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)  the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security, prefunding and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision or monitoring of any agent, delegates or attorney appointed with due care by it hereunder;

(h)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)  the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(j)  no permissive power or authority available to the Trustee shall be construed as a duty;

(k)  notwithstanding any provision to the contrary and in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. This Section 603(k) shall survive the redemption or maturity of the Units, the termination of this Indenture, and the termination (whether by resignation or otherwise) of the appointment of the Trustee;

(l)  the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and to resign, are extended to, and shall be enforceable by, The Bank of New York Mellon in its capacities as Paying Agent, transfer agent and Registrar hereunder, and each agent, custodian and other Person employed to act hereunder;

(m)  the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(n)  the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, third-party computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world; nuclear or natural catastrophes; political unrest; explosion; severe weather or accident; terrorism; strikes or work stoppages for any reason; embargo; government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture; the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances;

(o)  the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document related hereto, or (iii) the satisfaction of any condition set forth in this Indenture;

(p)  the Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required; and

(q)  by accepting the Notes, Holders shall be deemed to have acknowledged, agreed and confirmed that they have reviewed and approved the form and the terms and conditions of this Indenture, the Warrant Agency Agreement and the Notes. Each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Notes and acknowledges, confirms and agrees that the Trustee shall not at any time have any responsibility for the same and no Holder shall rely on the Trustee in respect thereof.

Section 604.  Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in the Securities, in any documents issued in connection with the sale of Securities, except the certificates of authentication for the Global Units and the Global Notes, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof. The Trustee shall not be responsible for making or verifying any calculation under this Indenture. The Issuer shall, be responsible for making and verifying all calculations under this Indenture and, upon request, provide evidence of any such calculation to the Trustee, the Agents, and the Holders; provided that; to the extent any calculation is required under this Indenture, the Issuer shall submit to the Trustee an Officer’s Certificate describing in detail such calculations, and the Trustee shall be permitted to deliver a copy of such Officer’s Certificate to any Holder, upon request of such Holder and/or deliver such Officer’s Certificate to all Holders through the clearing systems. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance (financial or otherwise) with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 605.  May Hold Securities. The Trustee, any Paying Agent, the Registrar, the transfer agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and may deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar, the transfer agent or such other agent.

Section 606.  Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as otherwise agreed with the Issuer in writing.

Section 607.  Compensation and Reimbursement. The Issuer agrees:

(a)  to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). If any payment to a Holder of moneys due in respect of any Unit is improperly withheld or refused or delayed, such remuneration will accrue as from the date of such withholding or refusal or delay until payment to such Holder is duly made;

If an Event of Default shall have occurred, or if the Trustee finds it expedient or necessary, or is requested to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture and the Units, the Issuer will pay such additional remuneration which shall be calculated in accordance with the Trustee’s normal hourly rates in force from time to time;

(b)  to reimburse the Trustee upon its request for all properly incurred expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the properly incurred expenses and disbursements of its agents, counsel, accountants and experts), except any such expense or disbursement as may be attributable to its own gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction no longer subject to appeal or review); and

(c)  to indemnify each of the Trustee (including any predecessor Trustee) and their respective directors, officers, agents, and employees (each, an “Indemnified Party”) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes, arising out of or in connection with (A) this Indenture, the exercise or performance of its powers and duties hereunder, and the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers, duties or rights hereunder, or (B) in connection with enforcing the provisions of this Indenture or (C) the fees, expenses and disbursements of the Trustee’s agents and advisors and other persons not regularly within the Trustee’s employ); provided, however, that the Issuer will not indemnify against any loss, liability or expense incurred by an Indemnified Party as a result of its own gross negligence or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and interest and premium, if any) on particular Securities. The Trustee’s right to receive payment under this Section shall not be subordinated to any other liability or indebtedness of the Issuer, except as otherwise required by law. The obligations of the Issuer set forth in this Section 607 shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default under Section 501(6) or Section 501(7), the expenses and the compensation for the services are intended to constitute expenses of administration under the United States Bankruptcy Code (Title 11 of the United States Code) or any applicable federal or state bankruptcy insolvency or similar laws or analogous foreign law for the relief of debtors; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section or Section 506.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 608.  Corporate Trustee Required; Eligibility. There shall at all times be a Trustee at all times that satisfy the requirements of TIA §310(a) hereunder with respect the Securities, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, and subject to supervision or examination by U.S. Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any Securities shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. The Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 609. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

(b)  The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the retiring Trustee may (on behalf of and at the expense of the Issuer) appoint its own successor or the retiring Trustee (at the expense of the Issuer) or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(c)  The Trustee may be removed at any time upon not less than 30 days’ prior written notice by Act of the Holders of a majority in aggregate principal amount of the Outstanding Units, delivered to the Trustee and to the Issuer.

(d)  If at any time:

(1)  the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(2)  the Trustee shall become incapable of acting with respect to the Securities, or

(3)  the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, with respect to the Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Units delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee, at the expense of the Issuer or any Holder who has been a bona fide Holder of a Security for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities to the Holders of Securities, in accordance with Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610.  Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee; but, on request of the Issuer or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee and the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. No successor Trustee with respect to any Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611.  Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 612. Preferential Collection of Claims Against the Issuer.. The Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA§311(b). A Trustee who has resigned or been removed shall be subject to TIA§ 311(a) to the extent indicated.

Section 613.  Reports by Trustee to Holders. Within 60 days after the yearly anniversary of the Issue Date, beginning with the anniversary in 2025, the Trustee shall, to the extent that any of the events described in TIA §313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §§313(b), 313(c) and 313(d).

Section 614.  Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Issuer (not to be unreasonably withheld or delayed), may appoint an Authenticating Agent or Authenticating Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve, in accordance with Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Units and Underlying Securities may have endorsed thereon, in addition to the certificate of authentication, an alternate certificate of authentication in the following forms:

This is one of the Units referred to in the within-mentioned Indenture for the Units due 2027.

THE BANK OF NEW YORK MELLON, AS TRUSTEE

[Name of Authenticating Agent],
As Authenticating Agent

By:
Name:
Title:

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is the Global Warrant referred to in the within-mentioned Indenture for the Global Warrant issued by Light Energia S.A.

THE BANK OF NEW YORK MELLON, as Trustee and Warrant Agent

By:
Name:
Title:

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Notes due 2027 (effective after a Separation Date) referred to in the within-mentioned Indenture for the Notes due 2027 (effective after a Separation Date) issued by Light Energia S.A.

THE BANK OF NEW YORK MELLON, AS TRUSTEE

[Name of Authenticating Agent],
As Authenticating Agent

By:
Name:
Title:

Dated: _____________________

Article Seven

HOLDERS’ LISTS
AND ISSUER INFORMATION

Section 701.  Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer shall furnish or cause to be furnished to the Trustee:

(a)  semi-annually, in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders as of such date, and

(b)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 702.  Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

Section 703. Issuer to Furnish Information. (a) The Issuer shall furnish, upon request, to any Holder, any owner of a beneficial interest in any Unit or any prospective purchaser designated by a Holder any information required to be delivered to shareholders under Brazilian law and regulation. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

(b)  For so long as any of the Units are Outstanding, the Issuer shall make the information specified in clause (a) above available at the offices of each paying agent.

Section 704.  Communication by Holders of Notes with Other Holders of Notes(a). Any Holder, or group of Holders or beneficial owners, holding in the aggregate more than 10% in principal amount of outstanding Units may communicate with other Holders with respect to their rights under this Indenture or the Units. The Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Article Eight

Mandatory Exercise of Brazilian WarrantS/ interest accrual event

Section 801.  Mandatory Exercise of Brazilian Warrants. (a) Within a period of up to ninety calendar days from and including the Light SESA Concession Renewal and provided that the Issuer has completed the New Money Capital Raise, the Issuer shall provide to the Depository, the Trustee, the Warrant Agent, the Brazilian Agent and the ADR Depositary a mandatory exercise notice (the “Mandatory Exercise Notice”) for the mandatory exercise of the Brazilian Warrants (the “Mandatory Exercise”). The Mandatory Exercise Notice shall state:

(a)  that the Brazilian Warrants have been called for Mandatory Exercise, briefly describing the Mandatory Exercise under this Indenture;

(b)  the Mandatory Exercise Date/Separation Date;

(c)  the Underlying Stock Exercise Price, the Level 1 ADR Ratio and Exercise Ratio;

(d)  updated partial release schedule for Lock-Up Securities, with specific dates included in the second column of the Lock-Up table in Section 804;

(e)  the name and address of the Paying Agent and the Warrant Agent; and

(f)  the CUSIP and ISIN numbers of the Global Warrant and Brazilian Warrants, if any provided, however, that:

(1) if the Light SESA Concession Renewal has occurred, but the New Money Capital Raise is not consummated by the New Money Capital Raise Deadline, then, effective as of the day following the New Money Capital Raise Deadline, (i) the Notes and Global Warrant will be automatically separated due to Capital Raise Non-Completion in accordance with Section 805; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the principal amount of the Notes and interest accrued at rate of 4.21% per annum from the Brazilian Plan Confirmation through the Maturity Date shall be payable on the Maturity Date (the “Interest Accrual Trigger Event”); and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only; or

(2) if a Non-Renewal Event has occurred, (i) the Notes and Global Warrant will be automatically separated due to a Non-Renewal Event in accordance with Section 805; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the total principal amount of the Notes will be paid on the Maturity Date, without any interest, profits or premiums; and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only.

JPMorgan Chase Bank, N.A. is acting as the depositary for the Level 1 ADRs. The ADR Depositary’s principal office is located at [383 Madison Avenue, Floor 11, New York, New York 10179]. [●] is acting as the custodian for the Common Stock underlying the Level 1 ADRs.

Following the Light SESA Concession Renewal, the Non-Renewal Event and pursuant to any provision in this Article Eight, the Issuer shall provide instructions, including regarding cancellation, to the Warrant Agent and the Brazilian Agent and any additional information and documentation requested by the Trustee and the Agents (including the Warrant Agent and the Brazilian Agent) to implement the markdown of the Global Warrant, the Brazilian Warrants and the Notes and the Notes becoming effective or mandatorily utilized as consideration for the Mandatory Exercise, as applicable, pursuant to the terms of this Indenture.

Upon receipt of Holder instruction in accordance with Section 801 above, the Trustee shall be entitled (without incurring any responsibility or liability) to forward the Mandatory Exercise Notice (in the form prepared by the instructing Holders) to DTC for onward distribution to the Holders. Neither the Trustee nor the Warrant Agents nor the Brazilian Agent will be responsible for preparing or reviewing the form of such Mandatory Exercise Notice. Under no circumstances and notwithstanding any provision to the contrary, shall the Trustee and the Agents be responsible for preparing the Mandatory Exercise Notice in the absence of written direction of Holders of at least 25% in aggregate principal amount of the Securities then Outstanding.

Notwithstanding any provision to the contrary that may be set out in this Indenture, the Warrant Agency Agreement, the Brazilian Warrant Agency Agreement or any document relating to the restructuring of the Issuer or any other document relating to the Securities, none of the Trustee and the Agents shall be under any duty to determine, monitor or report whether a trigger event has occurred or circumstances exist which may lead to the occurrence of a trigger event and will not be responsible or liable to the Holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee and the Agents receive a written notice of trigger event in accordance with this Indenture, each of the Trustee and the Agents shall be entitled to assume (without liability) that no trigger event or other such event or circumstance has occurred or exists.

Neither the Trustee nor any Agent shall be under any duty to determine, verify or calculate any amounts under this Indenture, the Warrant Agency Agreement or the Brazilian Warrant Agency Agreement and will not be responsible or liable to the Holders or any other person for any loss or liability arising from any failure by it to do so.

Each of the Trustee, the Agents (including the Warrant Agent and the Brazilian Agent), DTC, Euroclear and Clearstream (and any other relevant clearing system) shall be entitled (without further enquiry and without liability to any Holder, the Issuer or any other person) to rely conclusively on notices provided by the Issuer with respect to events relating to the Notes, the Global Warrant and the Brazilian Warrants and the write-off, write down or cancellation amounts specified therein, and the same shall, as to the amount of interest and/or principal to be written-off, written down or cancelled, be conclusive and binding on the Holders. So long as the Securities are held in global form, neither the Trustee nor the Agents (including the Warrant Agent and the Brazilian Agent) nor any custodian or common depository (or nominee thereof) nor any registered holder shall, in any circumstances, be responsible or liable to the Issuer, the Holders or any other person for any act, omission or default by DTC, Euroclear and Clearstream (or any other relevant clearing system) or its respective participants, members, any broker-dealer or any other relevant third party with respect to the notification and/or implementation of any write-off, write down or cancellation by any of them in respect of the Notes, the Global Warrant and the Brazilian Warrants.

By accepting the Units and the Underlying Securities, Holders shall be deemed to have authorized, directed, instructed and requested the Trustee, the Agents (including the Warrant Agent and the Brazilian Agent) to take any and all necessary action to give effect to any cancellation and write-down of the Units, Global Units, Notes, Global Notes, Brazilian Warrants, Global Warrant, Underlying Securities and/or the Securities in accordance with the provisions of this Indenture, the Warrant Agency Agreement and the Brazilian Warrant Agency Agreement.

Section 802. Mandatory Exercise Date. (a) Upon the issuance of the Mandatory Exercise Notice by the Issuer or the Trustee in accordance with Section 801, the Brazilian Warrants will be deemed to be exercised automatically, and without the need for any action on the part of any Holder, the Trustee, the Warrant Agent or the Brazilian Agent, on the Mandatory Exercise Date. The Mandatory Exercise Date will be the [tenth] Business Day after the date of the Mandatory Exercise Notice (the “Mandatory Exercise Date”).

(b) Following receipt of the Mandatory Exercise Notice and simultaneously with the automatic exercise of the Brazilian Warrants on the Mandatory Exercise Date, (i) the Outstanding Notes will be utilized as payment consideration for the exercise of the Brazilian Warrants and cancelled on the Separation Date and (ii) the ADR Depositary will make a book-entry delivery of the Level 1 ADRs via DTC and transfer the Level 1 ADRs to each Holder in accordance with DTC’s procedures for such transfer.

(c) The Level 1 ADRs and underlying Issuer’s Common Stock delivered by the ADR Depositary upon a Mandatory Exercise will (i) have the same characteristics, conditions, rights, and benefits statutorily attributed currently and in the future to the Level 1 ADR and Common Stock issued by the Issuer, and (ii) will convey the same voting and economic rights as the underlying Common Stock, from and including the Mandatory Exercise Date.

(d) A holder of Level 1 ADRs shall be permitted to, at any time and from time to time, withdraw such Level 1 ADRs and receive the underlying Common Stock in Brazil, pursuant to the applicable law, regulations and procedures included in the applicable depositary agreement.

(e) The Issuer shall pay, or cause to be paid, all costs, fees, and expenses in connection with the creation and maintenance of the ADR program and the issuance of the Level 1 ADRs to the Holders upon exercise of the Mandatory Exercise.

Upon the acceptable of Securities, each Holder shall be deemed to have acknowledged that upon the exercise of the Brazilian Warrants on the Mandatory Exercise Date, the delivery of the Level 1 ADRs and underlying Issuer’s Common Stock will be subject to the applicable procedures and requirements of DTC and the ADR Depositary at the expense of the Issuer. In addition, each Holder is deemed to have acknowledged and agreed that the Trustee, the Agents and the Warrant Agent will have no duties with respect to any aspect of the Level 1 ADRs and underlying Issuer’s Common Stock (including, but not limited to, determining, calculating or verifying the number of Level 1 ADRs to be issued or for coordinating with the ADR Depositary). For the avoidance of doubt, the Issuer shall be solely responsible for instructing and coordinating with the ADR Depositary with respect to the Level 1 ADRs and the underlying Common Stock. The Warrant Agent and the Brazilian Agent shall have no duties after delivery of the Mandatory Exercise Notice.

Section 803. Exercise Ratio. At the Separation Date due to Warrant Exercise, all Outstanding Notes then outstanding and effective will be mandatorily utilized as consideration for the Mandatory Exercise and Holders shall not be required to make any other payment to the Issuer, the ADR Depositary or any other party, and shall not be subject to any deduction, in connection with the issuance and delivery of the Level 1 ADRs. The number of Level 1 ADRs for each U.S.$1,000 principal amount of Unit resulting from the Mandatory Exercise to be delivered to the Holders will be [●] divided by the Level 1 ADR Ratio (the “Exercise Ratio”).

(a) The Exercise Ratio was calculated based on the underlying Common Stock price of U.S.$0.813 (equivalent to R$4.19, considering the exchange rate described in the Brazilian RJ Plan) (the “Underlying Stock Exercise Price”).

(b) From the Issue Date until the Mandatory Exercise Date, in the event of a capital increase (or issuance of any instruments convertible into Common Stock of the Issuer) by the Issuer where the issuance price of the new Common Stock or conversion price in the case of convertible instruments is lower than the Underlying Stock Exercise Price, the Underlying Stock Exercise Price and Exercise Ratio will be simultaneously and automatically adjusted, without any formality, to equal the aforementioned issuance price of the new Common Stock or conversion price of convertible instruments, without any cost to the Holders. The Issuer shall promptly (and in any event no later than five Business Days of any adjustment or change) provide written notice of any adjustment or change to the Underlying Stock Exercise Price and Exercise Ratio to the Holders and the ADR Depositary (with a copy to the Warrant Agent, the Trustee and the Brazilian Agent). The Underlying Stock Exercise Price will not be adjusted due to (i) the New Money Capital Raise or (ii) a potential exercise of stock options or other long-term equity-based incentive instruments granted to directors, officers or employees of the Issuer.

(c) The Issuer shall not deliver a fractional share of Level 1 ADR upon the Brazilian Warrants exercise. Instead, fractional underlying Level 1 ADRs deliverable to all Holders by the ADR Depositary will be grouped together to form a whole number of Level 1 ADR resulting from the exercise, which will be submitted to an auction of Capital Stock to be conducted by the Issuer, under the rules applicable by the B3. The proceeds obtained by the Issuer from the sale of the underlying Common Stock in the auction will be distributed by the ADR Depositary in the form of Level 1 ADR pro rata among the relevant Holders.

Section 804. Restriction on Sale of Level 1 ADRs and Common Stock. The Holders, for a period of thirty months after the Mandatory Exercise Date, will not be allowed to sell, contract, pledge or otherwise dispose of the Level 1 ADRs and underlying Common Stock issued under the New Money Capital Raise (the “Lock-Up Securities”), subject to the partial release schedule of Lock-Up Securities below.

Lock-Up Securities (%)	First Business Day of each calendar month below (after the Mandatory Exercise Date)	Percentage Released (%)	Total Released (%)
100%	1st month	0%	0%
85%	6th month	15%	15%
70%	12th month	15%	30%
55%	18th month	15%	45%
40%	24th month	15%	60%
0%	30th month	40%	100%

Section 805. Separation of the Underlying Securities. The Notes and Global Warrant will not be separately transferable, and, before the Separation Date, a Holder of a Unit shall be deemed to be the Holder of the Note and Global Warrant underlying such Unit. The Issuer shall provide written notice to the Warrant Agent, the Brazilian Agent and the Trustee upon the occurrence of a Separation Date, which shall state whether the Separation Date was a (i) Separation due to Warrant Exercise via the Mandatory Exercise Notice; or (ii) Separation due to Capital Raise Non-Completion, confirming the occurrence of the Interest Accrual Trigger Event and the amount of interest accrued until such date and payable on the Maturity Date; or (iii) Separation due to a Non-Renewal Event confirming that the total principal amount of the Notes, upon such separation, will be paid on the Maturity Date, without any interest, profits or premiums; or (iv) Separation due to Maturity. Following a Separation due to Capital Raise Non-Completion or a Separation due to a Non-Renewal Event, the Outstanding Units shall remain outstanding, having only the Notes as Underlying Securities.

The Warrant Agent shall not be deemed to have any knowledge of the occurrence of such Separation Date and shall not take any action for Separation of the Underlying Securities unless and until it receives such notice from the Issuer or the Trustee, upon written request of Holders of at least 25% in aggregate principal amount of the Units then Outstanding. On any Separation Date, (i) the Global Warrant shall be deemed automatically separated from the associated Note, (ii) the Outstanding Notes will become effective (and, in case of Separation due to Warrant Exercise, mandatorily and automatically utilized as payment consideration for the exercise of the Brazilian Warrants), and (iii) the Global Warrant and Brazilian Warrants shall be mandatorily and automatically cancelled. On the Separation Date due to a Capital Raise Non-Completion or Separation Date due to a Non-Renewal Event, the Unit Legend shall be deemed removed from the face of each Unit as of such Separation Date, as applicable.

Section 806. Prevention or Delay in Performance by the Warrant Agent. The Warrant Agent shall not incur any liability to the Holders or the Issuer, for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any under any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or terrorism), or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility and any other causes beyond the Warrant Agent’s control; and the Warrant Agent shall not incur any liability to the Holders or the Issuer by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 807. Holders Not Deemed a Shareholders. Nothing contained in this Indenture, the Warrant Agency Agreement, the Brazilian Warrant Agency Agreement or in the Global Warrant shall be construed as conferring upon the Holders of Global Warrant or Brazilian Warrants the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Issuer or any other matter, or any rights whatsoever as shareholders of the Issuer.

Section 808. Execution of the Warrant Agency Agreement and the Brazilian Warrant Agency Agreement. By acceptance of the Units, each Holder (i) is deemed to have confirmed that it has had the opportunity to review the form of each of the Warrant Agency Agreement and the Brazilian Warrant Agency Agreement (in the form attached as Exhibit C herein) and that it approves each such form and authorizes, directs and instructs The Bank of New York Mellon to execute and deliver each of the Warrant Agency Agreement and the Brazilian Warrant Agency Agreement in its capacity as the Warrant Agent; (ii) authorizes and directs the Warrant Agent to appoint TMF Brasil Administração e Gestão de Ativos Ltda. as an agent (comissário, as defined in Articles 693 to 709 of the Brazilian Civil Code) (the “Brazilian Agent”) to register the Brazilian Warrants in its name, for the benefit of the Holders; and (iii) directs the Warrant Agent to instruct such Brazilian Agent to execute, enter into, and perform its obligations, and exercise its rights under, all required documentation necessary to ensure its good standing as an investor qualified in Brazil for the acquisition, ownership, registration, potential future exercise of the Brazilian Warrants, and for the transfer of the Common Stock issued as a result of the exercise of the Brazilian Warrants to the applicable ADR Depositary, all the above for the benefit of BNY and ultimately the Holders.

The Issuer hereby agrees that it shall be solely responsible for the payment of all fees, costs and expenses (including indemnity payments) to the Brazilian Agent in connection with the Brazilian Warrant Agency Agreement. Notwithstanding the provisions of the Brazilian Warrant Agency Agreement which require the Warrant Agent to appoint a successor if the Brazilian Agent resigns, the Issuer will promptly and in any event within 30 days from the date of such resignation notice appoint a successor Brazilian Agent. The Issuer hereby agrees to promptly provide all information and documentation required by the Brazilian Agent in order to perform its duties and functions as per the Brazilian Warrant Agency Agreement directly to the Brazilian Agent and confirms that it will not rely on the Warrant Agent to provide the same.

Article Nine

[Reserved]

Article Ten

SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders, the Issuer, when authorized by a Board Resolution, and the Trustee and the Warrant Agent (upon an Order), at any time and from time to time, may enter into one or more indentures supplemental hereto or, as the case may be, warrant agency agreements for any of the following purposes:

(1) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee or Warrant Agent hereunder; or

(2) to evidence the Issuer’s merger and to provide for the assumption by a successor Person of the obligations of the Issuer under this Indenture and the Warrant Agency Agreement; or

(3) to cure any ambiguity, defect or inconsistency contained herein and the Warrant Agency Agreement; or

(4) to secure the Units; or

(5) to add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer.

No supplemental indenture or warrant agency agreement for the purposes identified in clauses (1), (3) or (5) above may be entered into, if to do so would adversely affect the interest of the Holders of Securities.

Section 1002. Supplemental Indentures with Consent of Holders. Modification and amendments to this Indenture, to any supplemental indenture, the Warrant Agency Agreement, to any supplemental warrant agency agreement, to the terms and conditions of the Units, of the Underlying Securities or to the rights of the Holders of the Units and the Underlying Securities, and any existing Default or compliance with any provision may be made or waived, with the written consent of the Holders of at least a majority in aggregate principal amount of Outstanding Units; provided that, no such modification or amendment to the Indenture, the Warrant Agency Agreement, the Units and the Underlying Securities may, without the consent or the affirmative vote of each Holder so affected:

(1) reduce the principal amount of any Underlying Security or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof; change the date upon which the principal of or the interest on any Underlying Security is due and payable or extend the time for any payment thereof; or change any Place of Payment or the currency in which any Underlying Security or any premium or the interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment; or

(2) reduce the percentage in principal amount of the Outstanding Underlying Securities, the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or relating to the Warrant Agency Agreement; or

(3) expressly subordinate the Units in contractual right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be; or

(4) modify certain other or change any provision of this Indenture or the Warrant Agency Agreement affecting the ranking of the Units in a manner adverse to the Holders of the Units; or

(5) modify or change any of the provisions of this Section 1002 or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture or the Warrant Agency Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Note.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 1003. Execution of Supplemental Indentures. In executing any supplemental Indenture, supplemental Warrant Agency Agreement or Units permitted by this Article or the modifications thereby of the trusts created by this Indenture or the terms of the Warrant Agency Agreement or the Units, the Trustee and the Warrant Agent may request and shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel and Officers’ Certificates from the Issuer stating that the execution of such supplemental indenture constitutes the legal, valid, binding and enforceable obligations of the party or parties executing such amendment or supplement and is authorized or permitted by this Indenture. The Trustee and the Warrant Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture, the Warrant Agency Agreement or otherwise.

Section 1004. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture or the Warrant Agency Agreement under this Article, this Indenture and the Warrant Agency Agreement shall be modified in accordance therewith, and such supplemental indenture or warrant agency agreement shall form a part of this Indenture or the Warrant Agency Agreement (as applicable) for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein. For the avoidance of doubt, all references to the “Indenture” in this Article Ten shall (where applicable) be deemed to include "Global Warrants" and “Global Units”.

Section 1005. Reference in Units to Supplemental Indentures. Units authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture or the warrant agency agreement. If the Issuer shall so determine, new Units so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture or warrant agency agreement may be prepared and executed by the Issuer and authenticated and such Units may be delivered by the Trustee or (if applicable) the Warrant Agent in exchange for Outstanding Units.

Section 1006. Notice of Supplemental Indentures. After any supplemental indenture or the warrant agency agreement under this Article becomes effective, the Issuer shall give to the Holders a notice briefly describing such supplemental indenture and the warrant agency agreement; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture or the warrant agency agreement.

Article Eleven

COVENANTS

Section 1101. Payment of Principal, Premium and Interest. The Issuer shall duly and punctually pay the principal (and interest on the Maturity Date if the Interest Accrual Trigger Event has occurred) on the Note in accordance with this Indenture. By 10:00 a.m. (New York time), at least one Business Day prior to the Maturity, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as their own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the principal of (and interest and premium, if any) on the Notes which is payable on the Maturity, as applicable.

Section 1102. Maintenance of Office or Agency. The Issuer shall maintain an office or agency in each Place of Payment where Units or Underlying Securities may be presented or surrendered for payment, where Units and Underlying Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Units and the Underlying Securities and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands provided that the Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuer.

Section 1103. Money for Security Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or prior to the Business Day prior to each due date of the principal of (and interest and premium, if any) on any of the Units, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and interest and premium, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure to so act.

Whenever the Issuer shall have one or more Paying Agents, they will, at least one Business Day prior to each due date of the principal of (and interest and premium, if any) on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and interest and premium, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and interest and premium, if any), and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of their action or failure to so act. The Issuer shall cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York City Time) two Business Days prior to the due date for such payment irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of their intention to make such payment.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal of (and interest and premium, if any) on Units and Underlying Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Units and Underlying Securities) in the making of any such payment of principal (and interest and premium, if any) on the Units and Underlying Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Units or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent in respect of the Units and the Underlying Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Units, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and interest and premium, if any) on any Unit and remaining unclaimed for two years after such principal (and interest and premium, if any) has become due and payable shall be paid to the Issuer on Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Unit shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, give to the Holders as to which the money to be repaid was held in trust, a notice in accordance with Section 106 that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first given to the Holders as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

The Issuer initially authorizes The Bank of New York Mellon to act as Paying Agent for the Units on its behalf. The Issuer may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of The Bank of New York Mellon with respect to any Units issued under this Indenture.

The parties hereto agree that if any payments of interest or principal under the Notes become subject to U.S. withholding tax pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, the Issuer shall provide notice of such event to the Trustee, and the parties hereto shall use their commercially reasonable efforts to cooperate in good faith and to share such relevant and applicable information or make such amendments or modifications to this Indenture as are necessary to permit the parties to fulfill their withholding and reporting obligations thereunder.

Section 1104. Compliance with Environmental and Labor Laws. The Issuer shall observe and comply, as well as use its best efforts for its Affiliates, directors, managers, employees and board to comply, during the term of this Indenture, with: (a) environmental legislation, including, without limitation, the provisions of the Brazilian Environmental Policy provided by Law No. 6,938, of August 31, 1981, as amended, in the Resolutions of the CONAMA (Brazilian Council for the Environment) and in other supplementary environmental legislation and regulations, adopting preventive or reparatory measures and actions with the purpose to avoid and remediate potential environmental damage, as well as take all required steps to preserve the environment and comply with determinations of municipal, state and federal bodies that may subsequently legislate or regulate the current environmental standards, except where such non-compliances may not reasonably result in a Material Adverse Effect and, when related to environmental issues, a reputational impact on the Issuer; and (b) labor legislation and regulations, particularly regulations relating to occupational health and safety.

Section 1105. Corporate Existence. The Issuer shall preserve and keep in full force and effect its corporate type pursuant to Articles 220 to 222 of the Brazilian Corporate Law.

Section 1106. Payment of Taxes. The Issuer shall pay or discharge, and shall cause its Subsidiaries to pay and discharge all Taxes levied or imposed upon the Issuer or any of its Subsidiaries, as the case may be, or for which it or any of them are otherwise liable and to which they have been notified; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such Taxes where the failure to effect such payment shall not materially and adversely affect the punctual and full compliance, by the Issuer of any of its obligations provided by this Indenture.

Section 1107. Limitation on Restricted Payments The Issuer shall not, directly or indirectly, to declare or pay any dividend or make any distribution on or in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock (the actions specified above being herein referred to as “Restricted Payments” if at the time the Issuer makes such Restricted Payment a Default or an Event of Default shall have occurred and be continuing. The foregoing will not prohibit the declaration and payment of Minimum Required Dividends, including in the form of interest on Capital Stock, in an amount equivalent to not more than 25% of the Issuer’s adjusted net income (as the term “adjusted net income” is defined under Brazilian Corporate Law) and the Issuer’s bylaws; provided that the payment of such amounts is in compliance with the Brazilian Corporate Law and the Issuer’s bylaws and that the Issuer’s Board of Directors, with the approval of the fiscal council, if in existence at such time, has not reported to the general shareholders’ meeting that the distribution would not be advisable. Restricted Payments permitted pursuant to this Section 1107 will be included in the calculation of the aggregate amount of Restricted Payments above.

Section 1108. [Reserved].

Section 1109. [Reserved].

Section 1110. [Reserved].

Section 1111. [Reserved].

Section 1112. [Reserved].

Section 1113. [Reserved].

Section 1114. [Reserved].

Section 1115. [Reserved].

Section 1116. Compliance with Applicable Laws. The Issuer shall comply with applicable laws, regulations, administrative rules and determinations of governmental bodies, municipalities or courts related to the exercise of their activities, except where the failure to comply (a) is being discussed in good faith in the judicial and/or administrative proceedings; and/or (b) may not, directly or indirectly, affect the punctual and full compliance, by the Issuer, of any of its obligations provided by this Indenture.

Section 1117. Maintenance of Governmental Approvals. The Issuer shall maintain and renew all permits, licenses, authorizations, approvals, and consents held by the Issuer and required to conduct their respective businesses, except where the failure to do so does not, directly or indirectly, affect the punctual and full compliance, by the Issuer, of any of its obligations set forth in this Indenture and, when related to environmental issues, does not have a relevant reputational impact on the Issuer.

Section 1118. [Reserved].

Section 1119. Maintenance of Books and Records. The Issuer shall maintain books, accounts and records in accordance with generally accepted accounting principles as applied in Brazil or in the applicable jurisdiction.

Section 1120. Further Assurances. The Issuer shall, at its own cost and expense, (a) within 10 Business Days after a request by the Trustee, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture, including evidence of any calculation under this Indenture; and (b) within 1 (one) Business Day after knowledge or receipt of notice, as applicable, deliver to the Trustee (i) information regarding the occurrence of any Event of Default; (ii) copy of any correspondence or judicial or extrajudicial notice received by the Issuer related to an Event of Default; or (iii) information regarding the occurrence of any event or situation that may, directly or indirectly, cause any adverse effect on the Issuer’s ability to comply with any of its obligations under this Indenture and/or any other debt that, if due and unpaid, may result in the early maturity of the Units (“Material Adverse Effect”).

Section 1121. Financial Statements. The Issuer shall furnish (or in lieu of furnishing, make publicly accessible electronically with notice to the Trustee) to the Trustee and, upon request, the Holders of the Units: (i) promptly upon such financial statements becoming available, but in any event within 120 calendar days after the end of each fiscal year of the Issuer, copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and a report thereon by the Issuer’s certified independent public accountants; (ii) within 60 calendar days after the end of each of the first three fiscal quarters of the Issuer, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and (iii) along with a declaration executed by the directors of the Issuer, in accordance with its Bylaws, certifying: (i) that the provisions of this Indenture remain valid; and (ii) that no event of default has occurred (or, if there has been an event of default, specifying each such event of default and the nature and status thereof) and that the Issuer is in compliance with obligations under this Indenture. The Issuer shall furnish or cause to be furnished to the Trustee all notices of shareholders’ meetings and other public reports and public communications that are filed with any stock exchange, in the language required by such stock exchange. The Trustee shall have no duty with respect to such reports, information and documents, other than to place them in its file (except when available on the Issuer’s website) and make them available for inspection by Holders upon request. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). In the event documents are uploaded to the Issuer’s website and deemed delivered to the Holders and the Trustee, the Trustee will not be responsible for ensuring that (i) the documents have in fact been uploaded in a time manner or at all or (ii) are freely available for downloading or viewing without password access or any paywall.

Section 1122. [Reserved].

Section 1123. [Reserved].

Section 1124. [Reserved].

Section 1125. OFAC.

(a) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with the issuance of the Notes under the Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Article Twelve

REDEMPTION OF SECURITIES

Section 1201. Applicability of Article. The Securities may not be redeemed at the election of the Issuer except in accordance with the form of Note established and approved pursuant to Section 202 and on such terms as are specified in such form and in accordance with the provisions of this Article.

Section 1202. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities redeemable at the election of the Issuer shall be evidenced by, or made pursuant to authority granted by, a Board Resolution delivered at the time of election. In case of any redemption at the election of the Issuer of any Units, the Issuer shall notify the Trustee in writing of such Redemption Date and of the principal amount of Units and Underlying Securities to be redeemed, no later than 10 calendar days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date such notice is to be given to the Holders of Units according to Section 1204.

In the case of any redemption of Units and Underlying Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Units and Underlying Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Units and Underlying Securities, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1203. Selection of Securities to be Redeemed. In the event that less than all of the Units and Underlying Securities are to be redeemed at any time, selection of Units and Underlying Securities for redemption shall be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Units and Underlying Securities are listed or (ii) if such securities exchange has no requirement governing redemption or the Units and Underlying Securities are not then listed on a securities exchange, on a pro rata pass through distribution of principal basis or (iii) if the Securities are not held via the Depositary, on a pro rata basis, by lot or such other method as the Trustee deems fair and appropriate, unless otherwise required by law.

(a) No Units of a principal amount of US$200,000 or less may be redeemed in part, and Units of a principal amount in excess of US$200,000 may be redeemed in part in multiples of US$1,000 only.

(b) If less than all the Units and their respective Underlying Securities of like tenor and terms are to be redeemed, the particular Units and Underlying Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Units and Underlying Securities not previously called for redemption. Unless otherwise provided in the terms of the Units and Underlying Securities, the portions of the principal of Units so selected for partial redemption shall be equal to the minimum authorized denomination of the Units, or an integral multiple thereof, and the principal amount which remains Outstanding shall not be less than the minimum authorized denomination for Securities.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Units and Underlying Securities shall relate, in the case of any Unit and Underlying Securities redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 1204. Notice of Redemption. Notice of redemption shall be given by the Issuer not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Units to be redeemed, in accordance with Section 106 and to the Trustee. Once such notice is given in accordance with this Indenture, it shall be irrevocable, except as provided in the last paragraph of this subsection.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) if less than all Outstanding Units and Underlying Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Units and Underlying Securities to be redeemed;

(4) that on the Redemption Date the redemption price shall become due and payable upon each such Note, and that interest, if any, thereon shall cease to accrue from and after said date to the extent that the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price;

(5) the place where such Units and Underlying Securities are to be surrendered for payment of the redemption price, which shall be the office or agency of the Issuer in the Place of Payment;

(6) if applicable, that the redemption is on account of a sinking or purchase fund, or other analogous obligation; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other reference number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Units and Underlying Securities to be redeemed at the election of the Issuer shall be given by the Issuer; provided, however, that the Issuer shall have delivered to the Trustee, at least 35 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

The Issuer shall provide notify the Trustee of an upcoming redemption at least five Business Days prior to the date of the redemption notice.

Notice of any redemption of the Units and the Underlying Securities may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to a financing condition precedent. Such notice of redemption shall state that, at the Issuer’s discretion, the redemption date may be delayed until such time as the financing condition shall be satisfied (or waived by the Issuer at its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that the financing condition shall not have been satisfied (or waived by the Issuer at its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed.

Section 1205. [Reserved].

Section 1206. Deposit of Redemption Price. No later than 10:00 a.m. (New York time) one Business Day prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the redemption price of all the Units and Underlying Securities which are to be redeemed on that date. The Issuer shall cause the bank through which payment of funds to the Paying Agent shall be made to deliver to the Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. Subject to payment by the Issuer of a sum sufficient to pay the amount due on the Redemption Date, interest on the Units and Underlying Securities (or portions thereof if the Units and Underlying Securities are redeemed in part) shall cease to accrue upon the Redemption Date of such Units and Underlying Securities (or portions thereof if such Securities are redeemed in part).

Section 1207. Units Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Units and Underlying Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Issuer shall default in the deposit of the redemption price as provided in Section 1206) such Units shall cease to bear interest (if any). Upon surrender of such Units and Underlying Securities for redemption in accordance with the notice, such Units and Underlying Securities shall be paid by the Issuer at the redemption price.

If any Unit and Underlying Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided in Section 503.

Section 1208. Units Redeemed in Part. When the Unit and Underlying Security are in definitive form, any Unit and Underlying Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer in the Place of Payment (with, if the Issuer so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Unit and Underlying Security, without service charge to such Holder, a new Unit and Underlying Security of Stated Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Unit so surrendered.

Section 1209. Optional Redemption Upon a Non-Renewal Event. Upon the occurrence of a Non-Renewal Event, the Issuer may redeem the Outstanding Units and Underlying Securities, at its option, in whole, at redemption price of 100% of principal amount of the Outstanding Units, without any interest, profits or premiums. The Issuer will provide notice of such redemption in writing to the Holders and the Trustee no less than 10 days and no more than 60 days prior to the redemption date.

The Issuer or any of their Affiliates may at any time and from time to time repurchase Units and Underlying Securities in the open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or its Affiliates may determine. The Issuer or any of their Affiliates may hold or resell the Units and Underlying Securities it purchases (as long as in compliance with applicable requirements or exemptions under the relevant securities laws) or may surrender them to the Paying Agent for cancellation.

Section 1210. [Reserved].

Section 1211. Optional Redemption in the Event of Change in Tax Treatment.

(a) The Units and the Underlying Securities may be redeemed at the Issuer’s election, in whole, but not in part, upon the giving of notice as provided in Section 1204, at a redemption price equal to (1) the Outstanding principal amount of the Notes thereof, together with (2) Additional Amounts, if any, payable with respect to the Units and Underlying Securities and (3) any accrued and unpaid interest (if any) to, but not including, the redemption date, if the Issuer certify to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Issuer has or will become obligated to pay Additional Amounts on the Units or the Underlying Securities at a rate of withholding or deduction in excess of the Additional Amounts the Issuer would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to them; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Units then due, provided further, that commercially reasonable measures will not include any change in the jurisdiction of the Issuer.

(b) Prior to the giving of notice of tax redemption pursuant this Section 1211, the Issuer shall deliver to the Trustee:

(1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Issuer to effect such redemption, including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and

(2) a written opinion from Brazilian counsel of recognized standing to the effect that the Issuer has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Issuer to effect such redemption have been complied with.

Section 1212. Mandatory Redemption. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

Article Thirteen

[RESERVED]

Article Fourteen

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution, at any time, elect to have either Section 1402 or Section 1403 applied to the Outstanding Units upon compliance with the conditions set forth below in this Article Fourteen.

Section 1402. Legal Defeasance and Discharge. Upon the Issuer’s exercise of the option provided in Section 1401 to have this Section 1402 applied to all the Outstanding Units, the Issuer shall be deemed to have been discharged from its obligations with respect to such Outstanding Units, on the date the conditions in Section 1404 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by all the Outstanding Units and the Units Guarantee, on the 91st day after the conditions specified in Section 1404 are met, and to have satisfied all its other obligations under such Units and this Indenture insofar as such Units are concerned (and the Trustee, at the expense of the Issuer, shall execute instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Units to receive, solely from the trust fund provided in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and interest and premium, if any, and Additional Amounts, if any, on such Units when such payments are due, (b) the respective obligations of the Issuer with respect to such Units under Section 304, Section 305, Section 307, Section 1102 and Section 1103, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Issuer with respect thereto and (d) this Article Fourteen and the Issuer’s obligations to the Trustee under Section 607. Subject to compliance with this Article Fourteen, the Issuer may exercise its option under this Section 1402 notwithstanding the prior exercise of their option under Section 1403.

Section 1403. Covenant Defeasance. Upon the Issuer’s exercise of the option provided in Section 1401 to have this Section 1403 applied to all the Outstanding Units, (i) the Issuer and the Restricted Subsidiaries shall be released from its obligations under Section 1107 with respect to such Securities (hereinafter, “Covenant Defeasance”) and (ii) the occurrence of an event with respect to the Securities specified in Section 501(3) shall not constitute a Default or Event of Default with respect to the Units on and after the date the conditions set forth in Section 1404 are satisfied. For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture, with respect to such Securities and Securities as to which the Issuer has not elected to have either Section 1402 or Section 1403 applied, shall be unaffected thereby.

Section 1404. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to the then Outstanding Units:

(1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or its agent) in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Units, (A) cash in U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (C) a combination thereof, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or its agent) to pay and discharge, the principal of, premium and interest, if any, (including Additional Amounts, if any) on the Units on the due date of such principal of, premium, if any, or installment of interest (including Additional Amounts, if any) in accordance with the terms of this Indenture and of the Units;

(2) in the case of an election under Section 1402, the Issuer shall have delivered to the Trustee an Opinion of Counsel, from legal counsel in the United States of recognized international standing and external to the Issuer (subject to customary exceptions and exclusions), stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Issue Date there has been a change in the applicable U.S. federal income tax law or an official interpretation thereof, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Units with respect to the Units will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1), Legal Defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

(3) in the case of an election under Section 1403, the Issuer shall have delivered to the Trustee an Opinion of Counsel, from legal counsel in the United States of recognized international standing and external to the Issuer (subject to customary exceptions and exclusions), to the effect that the Holders of the Outstanding Units will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1) and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(4) the Issuer shall have delivered to the Trustee (a) an Opinion of Counsel, from Counsel in Brazil who is reasonably acceptable to the Trustee and external to the Issuer (subject to customary exceptions and exclusions), to the effect that, based upon Brazilian law then in effect, beneficial owners of the Units will not recognize income, gain or loss for Brazilian tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Brazilian taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred; or (b) a ruling directed to the Trustee received from tax authorities of Brazil to the same effect as the Opinion of Counsel provided in clause (a) above;

(5) no Default, shall have occurred and be continuing with respect to the Securities on the date of the deposit pursuant to clause (1);

(6) [Reserved];

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or any Subsidiary of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Issuer, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(9) the Issuer shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Issuer to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Issuer Act of 1940, as amended.

Section 1405. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 1103, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or its agent) pursuant to Section 1404 in respect of the Units subject to Legal Defeasance or Covenant Defeasance, as applicable, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Units and this Indenture, to the payment, either directly or through any agent, as the Trustee may determine, to the Holders of such Units, of all sums due and to become due thereon in respect of principal and interest (if any), but such cash need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Units.

(c) Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of an nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 1406. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1402 or Section 1403 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Units shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 1402 or Section 1403; provided, however, that if the Issuer makes any payment of principal of or interest on or Additional Amounts in respect of any Units following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of Units to receive such payment from the money held by the Trustee or the Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

Light S.A. – Em Recuperação Judicial

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee and Warrant Agent

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF UNITS]

[Global Securities Legend]

THIS UNIT IS A GLOBAL UNIT WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS UNIT IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS UNIT (OTHER THAN A TRANSFER OF THIS UNIT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL UNIT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY IS ISSUED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

For each Unit issued prior to the Separation Date, the unit will bear the following legend (the "Unit Legend") on the face thereof:

THE NOTES AND GLOBAL WARRANT EVIDENCED BY THIS GLOBAL UNIT ARE ISSUED AS PART OF THE ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $[●] PRINCIPAL AMOUNT OF NOTES DUE 2027 ISSUED AND AUTHENTICATED ON THE ISSUANCE DATE AND EFFECTIVE ONLY AFTER A SEPARATION DATE (THE “NOTES”) OF LIGHT S.A. AND ONE GLOBAL WARRANT (THE “GLOBAL WARRANT”), REPRESENTING [●] BRAZILIAN WARRANTS ISSUED BY LIGHT S.A. CONCURRENTLY WITH THE ISSUANCE OF THESE UNITS (THE “BRAZILIAN WARRANTS”), ENTITLING THE HOLDERS THEREOF TO PURCHASE COMMON STOCK TO BE DELIVERED IN FORM OF LEVEL 1 ADRS ISSUED BY LIGHT S.A. BEFORE THE SEPARATION DATE, THE VALUE OF THE UNITS WILL BE BASED EXCLUSIVELY ON THE VALUE OF THE GLOBAL WARRANT.

UNTIL A SEPARATION DATE, THE GLOBAL WARRANT EVIDENCED BY THIS GLOBAL UNIT MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE ATTACHED NOTE, AND THE NOTES EVIDENCED BY THIS GLOBAL UNIT MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE ATTACHED GLOBAL WARRANT.

NEITHER THIS UNIT, NOR THE UNDERLYING NOTE AND GLOBAL WARRANT OF WHICH IT IS CONSTITUTED, HAS BEEN REGISTERED UNDER THE SECURITIES ACT. SEE THE TRANSFER RESTRICTION LEGENDS SET FORTH ON THE FACE OF NOTE AND GLOBAL WARRANT FOR IMPORTANT INFORMATION.

LIGHT S.A.

UNITS CONSISTING OF

Notes due 2027 (only effective after a Separation Date) and Global Warrant

Principal Amount: US$[●]
as revised by the Schedule of Increases or
Decreases in Global Security attached hereto
No. [1]	CUSIP: 53223N 208
ISIN: US53223N2080

Light S.A. – Em Recuperação Judicial, a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002 (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promise to pay to:

CEDE & CO.

or registered assigns, the principal sum of U.S.$[●], Units (the “Units”), which consist of: (i) U.S.$[●] in principal amount of Notes due 2027 issued by the Issuer and effective only after the Separation Date (the “Notes”); and (ii) one global warrant (the “Global Warrant” and, together with the Notes, the “Underlying Securities”), representing [●] Brazilian warrants issued by the Issuer concurrently with the issuance of these Units (the “Brazilian Warrants”), entitling the holders thereof to purchase Common Stock, which will be delivered in form of Level 1 ADRs issued by the Issuer underlying the Units, as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on August 31, 2027 (“Stated Maturity”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts (and interest on said principal sum, if any). Except if the Interest Accrual Trigger Event occurs, the Units and Underlying Securities will not bear interest. The Issuer will pay interest on overdue principal at 1% per annum.

Each U.S.$1,000 Units consists of (i) U.S.$[●] in principal amount of Notes, which shall be duly issued and authenticated on the Issue Date, but shall only be effective after the occurrence of a Separation Date and (ii) [X/y] fraction of a Global Warrant, representing [●] Brazilian Warrants, entitling the holders thereof to receive shares of Common Stock, which will be delivered in the form of Level 1 ADRs issued by the Issuer in accordance with applicable U.S. securities law exemptions, subject to the satisfaction of certain conditions precedents. Before the Separation Date, the value of the Units will be based exclusively on the value of the Global Warrant.

All payments made by the Issuer under or in respect of the Units and Underlying Securities shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Issuer is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is required, the Issuer shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment of the U.S. dollar amount that would otherwise have been receivable in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable: (i) in respect of any Taxes that would not have been so imposed on such the Units and Underlying Securities but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Units or any payment in respect of such Units (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Units; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Units had been presented for payment within 30 days after the Relevant Date; (iii) in respect of any Taxes that would not have been so imposed on such Units if the Holder or the beneficial owner of the Units had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that (1) such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes, and (2) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required, the relevant Holder or beneficial owner at that time has been notified by the Issuer or any other person through whom payment may be made, that a declaration of non-residence or other claim or filing for exemption is required to be made; (iv) in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes; (v) in respect of any Taxes payable other than by withholding or deduction; (vi) in respect of any payment to a Holder of Units that is a fiduciary, intermediary, partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Units, to the extent that a beneficiary or settlor with respect to such fiduciary, intermediary, a member of such partnership or the beneficial owner of such payment or Units would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Units; or (vii) in respect of any combination of clauses (i) through (vi) above.

All references hereunder to principal, interest, premium or other amounts payable hereunder shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indenture or in this Units.

Reference is hereby made to the further provisions of this Units are set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Units shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Additional provisions of this Global Unit are set forth on the other side of this Global Unit.

Light S.A. – Em Recuperação Judicial

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Units referred to in the within-mentioned Indenture for the Units due 2027.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated: [●]

Form of Reverse Side of Units

LIGHT S.A. – Em Recuperação Judicial

Notes due 2027 (only effective after a Separation Date) and Global Warrant

This Unit is one of a duly authorized issue of Units of the Issuer, pursuant to the Indenture, issued in the aggregate principal amount of U.S.$[●], all issued under and pursuant to the Indenture dated as of [●], 2024 (herein called the “Indenture”), duly executed and delivered by the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, any Paying Agent, any transfer agent, the Registrar, the Issuer and the Holders of the Units and the terms upon which the Units are issued and are to be authenticated and delivered. The terms of the Units include those stated in the Indenture. The Units are subject to all such terms and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Unit, agrees to be bound by all the terms and provisions of the Indenture, as amended or supplemented from time to time.

On the Mandatory Exercise Date of the Brazilian Warrants, all Outstanding Notes will be mandatorily utilized as consideration for the Mandatory Exercise:

provided, however, that:

(1)  if the Light SESA Concession Renewal has occurred, but the New Money Capital Raise is not consummated by the New Money Capital Raise Deadline, then, effective as of the day following the New Money Capital Raise Deadline, (i) the Notes and Global Warrant will be automatically separated due to Capital Raise Non-Completion in accordance with Section 805; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the principal amount of the Notes an interest accrued at rate of 4.21% per annum from the Brazilian Plan Confirmation through the Maturity Date shall be payable on the Maturity Date (the “Interest Accrual Trigger Event”); and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only; or

(2)  if a Non-Renewal Event has occurred, (i) the Notes and Global Warrant will be automatically separated due to a Non-Renewal Event in accordance with Section 805; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the total principal amount of the Notes will be paid on the Maturity Date, without any interest, profits or premiums; and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only.

The number of Level 1 ADRs for each U.S.$1,000 principal amount of Unit resulting from the Mandatory Exercise to be delivered to the Holders will be [●] divided by the Level 1 ADR Ratio (the “Exercise Ratio”).

(a)  The Exercise Ratio was calculated based on the underlying Common Stock price of U.S.$0.813 (equivalent to R$4.19, considering the exchange rate described in the Brazilian RJ Plan) (the “Underlying Stock Exercise Price”).

(b)  From the Issue Date until the Mandatory Exercise Date, in the event of a capital increase (or issuance of any instruments convertible into Common Stock of the Issuer) by the Issuer where the issuance price of the new Common Stock or conversion price in the case of convertible instruments is lower than the Underlying Stock Exercise Price, the Underlying Stock Exercise Price and Exercise Ratio will be simultaneously and automatically adjusted, without any formality, to equal the aforementioned issuance price of the new Common Stock or conversion price of convertible instruments, without any cost to the Holders. The Issuer shall promptly (and in any event no later than five Business Days of any adjustment or change) provide written notice of any adjustment or change to the Underlying Stock Exercise Price and Exercise Ratio to the Holders and the ADR Depositary (with a copy to the Warrant Agent, the Trustee and the Agents). The Underlying Stock Exercise Price will not be adjusted due to (i) the New Money Capital Raise or (ii) a potential exercise of stock options or other long-term equity-based incentive instruments granted to directors, officers or employees of the Issuer.

(c)  The Issuer shall not deliver a fractional share of Level 1 ADR upon the Brazilian Warrants exercise. Instead, fractional underlying Level 1 ADRs deliverable to all Holders by the ADR Depositary will be grouped together to form a whole number of Level 1 ADR resulting from the exercise, which will be submitted to an auction of Capital Stock to be conducted by the Issuer, under the rules applicable by the B3. The proceeds obtained by the Issuer from the sale of the underlying Common Stock in the auction will be distributed by the ADR Depositary in the form of Level 1 ADR pro rata among the relevant Holders.

The Holders, for a period of thirty months after the Mandatory Exercise Date, will not be allowed to sell, contract, pledge or otherwise dispose of the Level 1 ADRs and underlying Common Stock issued under the New Money Capital Raise (the “Lock-Up Securities”), subject to the partial release schedule of Lock-Up Securities below:

Lock-Up Securities (%)	First Business Day of each calendar month below (after the Mandatory Exercise Date)	Percentage Released (%)	Total Released (%)
100%	1st month	0%	0%
85%	6th month	15%	15%
70%	12th month	15%	30%
55%	18th month	15%	45%
40%	24th month	15%	60%
0%	30th month	40%	100%

The Notes and Global Warrant will not be separately transferable, and, before the Separation Date, a Holder of a Unit shall be deemed to be the Holder of the Note and Global Warrant underlying such Unit. Following the occurrence of (i) the Interest Accrual Trigger Event; or (ii) a Separation due to a Non-Renewal Event; or (iii) a Separation due to Maturity; or (iv) the Maturity Date, the Global Warrant will be automatically cancelled for no consideration. On any Separation Date, (i) the Global Warrant shall be deemed automatically separated from the associated Note, (ii) the Outstanding Notes will become effective (and, in case of Separation due to Warrant Exercise, mandatorily and automatically utilized as payment consideration for the exercise of the Brazilian Warrants), and (iii) the Global Warrant and Brazilian Warrants shall be mandatorily and automatically cancelled. On the Separation Date due to a Capital Raise Non-Completion or due to a Non-Renewal Event, the Unit Legend shall be deemed removed from the face of each Unit.

Following a Separation due to Capital Raise Non-Completion or a Separation due to a Non-Renewal Event, the Outstanding Units shall remain outstanding, having only the Notes as Underlying Securities.

Upon the occurrence of a Non-Renewal Event, the Issuer may redeem the Units and Underlying Securities, at its option, in whole, at redemption price of 100% of principal amount of the Outstanding Units being redeemed, without any interest, profits or premiums. The Issuer will provide notice of such redemption in writing to the Holders and the Trustee no less than 10 days and no more than 60 days prior to the redemption date.

The Units may be redeemed at the Issuer’s election, in whole, but not in part, upon the giving of notice as provided in Section 1204, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Units and (3) any accrued and unpaid interest (if any) to, but not including, the redemption date, if the Issuer certify to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Issuer has or will become obligated to pay Additional Amounts on the Units at a rate of withholding or deduction in excess of the Additional Amounts the Issuer would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to them; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Units then due, provided further, that commercially reasonable measures will not include any change in the jurisdiction of the Issuer.

Prior to the giving of notice of tax redemption as described in the preceding paragraph, the Issuer shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Issuer to effect such redemption, including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion from Brazilian counsel of recognized standing to the effect that the Issuer has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Issuer to effect such redemption have been complied with.

Except for the Special Mandatory Redemption set forth under Section 901, the Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Units.

Subject to payment by the Issuer of a sum sufficient to pay the amount due on any Redemption Date, interest on the Units, if any, (or portions thereof if the Units are redeemed in part) shall cease to accrue upon the Redemption Date of such Units (or portions thereof if such Securities are redeemed in part).

Notice of redemption shall be given not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Units to be redeemed (i) if to the Holder of a non-Global Unit, if mailed, first-class mail, or delivered by courier, by hand or by e-mail to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Unit, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Indenture or this Unit provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of the Indenture or this Unit, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. Notices shall be deemed to have been given on the date of delivery, mailing or of publication or, if published on different dates, on the date of the first such publication. Neither the failure to give any notice to a particular Holder of Units, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder of Units. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If an Event of Default provided in clause (5) of Section 501 occurs and is continuing, then and in each and every such case, the unpaid principal amount of all (and all accrued interest on the Notes, if such Event of Default occurs after the occurrence of the Interest Accrual Trigger Event) of all Securities then Outstanding shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, notwithstanding anything contained to the contrary in this Indenture or in the Securities. If any other Event of Default set forth in Section 501 occurs and is continuing, then the (i) Trustee or Holders of at least 25% in aggregate principal amount of the Securities then Outstanding hereunder may, by written notice to the Issuer, Warrant Agent and to the Trustee may or (ii) the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding (and subject to being indemnified and/or secured and/or prefunded to its satisfaction by the Holders) shall, declare the principal amount of all Securities then Outstanding to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable. For that purpose, (i) if the acceleration occurs prior to a Separation Date, a Separation due to Maturity shall be deemed to occur, the Global Warrant and Brazilian Warrants shall cease to be effective, and the Notes will become effective; and (ii) unpaid principal amount of all Notes then Outstanding (and all accrued interest on the Notes, if such acceleration occurs after the occurrence of the Interest Accrual Trigger Event) shall become and be immediately due and payable.

The right of the Holders of Units and the Trustee to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Units and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Section 504 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Units, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences in the circumstances described in Section 505 of the Indenture.

The Indenture permits the Issuer, when authorized by a Board Resolution, and the Trustee (upon an Order) to enter into one or more supplemental indentures without the consent of the Holders for the purposes described in Section 1001 of the Indenture. Other modification and amendments to the Indenture, to any supplemental indenture, to the terms and conditions of the Units or to the rights of the Holders of the Units, and any existing Default or compliance with any provision may be made or waived, with the written consent of the Holders of at least a majority in aggregate principal amount of Outstanding Units; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected, result in the consequences described in Section 1002 of the Indenture.

No reference herein to the Indenture and no provision of this Unit or of the Indenture shall alter or impair the rights of the Holders of any Units Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on this Unit and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of this Units and (b) certain restrictive covenants, upon compliance by the Issuer with certain conditions set forth therein.

The Units are issuable only in fully registered form without coupons in minimum denominations of U.S.$1.00 (one dollar) and any integral multiple of U.S.$1.00 (one dollar) in excess thereof. Units may be exchanged for other Units of any authorized denomination, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Units to be exchanged at such office or agency as provided in Section 1102 of the Indenture in the manner and subject to the limitations provided in the Indenture.

The Bank of New York Mellon will be the Paying Agent, the Registrar and the transfer agent with respect to the Units. The Issuer may at any time and from time to time authorize any Person to act as Registrar, Paying Agent or transfer agent in place of or in addition to The Bank of New York Mellon with respect to any Units issued under the Indenture.

Subject to Section 204 of the Indenture, upon surrender for registration of transfer of any Unit at the office or agency of the Issuer to be maintained as provided in Section 1102 of the Indenture, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Units of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

Unless otherwise provided in the Unit to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Units, but the Issuer and the Trustee may (unless otherwise provided in such Unit) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Units, other than exchanges pursuant to Section 305 or Section 1005 of the Indenture not involving any transfer.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Units is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308 of the Indenture) interest on, this Units and for all other purposes whatsoever, whether or not such Unit be overdue, and none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Each of the parties to the Indenture irrevocably consented to the non-exclusive jurisdiction of any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Units, to the extent permitted by law. The Issuer waived, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture or the Units in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Issuer agreed that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided in the Indenture or as otherwise permitted by law.

Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or the Units against the Issuer may be instituted in any court of competent jurisdiction in their corporate domicile.

The Issuer agreed that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture, the Units against the Issuer in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, may be made upon Cogency Global Inc., whom the Issuer irrevocably appointed as their authorized agent for service of process. With respect to any such action in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, service of process upon Cogency Global Inc., as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

In the case of any conflict between the provisions of this Units and the Indenture, the provisions of the Indenture shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

This Units will be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Unit, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--........Custodian.......

(Cust.) (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE:

_________________________________________________________________

                                                           the within Unit and all rights thereunder, hereby irrevocably constituting and appointing

______________________________

______________________________ attorney to transfer said Unit on the books of the Issuer, with full power of substitution in the premises.

Dated:

______________________________
Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in accordance with, the Notes Exchange Act of 1934, as amended.

______________________________

Signature Guarantee

(Notice: The signature must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL UNIT

The following increases or decreases in this Global Unit have been made.

Date of Transfer or Exchange	Amount of Decrease in Principal Amount of this Global Unit	Amount of Increase in Principal Amount of this Global Unit	Principal Amount of this Global Unit Following Such Decrease or Increase

EXHIBIT B

FORM OF FACE OF THE NOTES (UNDERLYING SECURITIES)

No. [1]	CUSIP: 53223N AB5

ISIN: US53223NAB55

Light S.A. – Em Recuperação Judicial, a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002 (“Issuer”), which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or its registered assigns for the benefit of the Holders of the Units, the principal sum of U.S.$[●], on August 31, 2027.

Additional provisions of this Underlying Security are set forth on the other side of this Underlying Security.

THIS NOTE MAY ONLY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED AS PART OF A UNIT WHERE EACH U.S.$ 1,000 AGGREGATE PRINCIPAL AMOUNT OF SUCH UNIT CONSISTS OF (A) A NOTE, WITH AN AGGREGATE PRINCIPAL AMOUNT OF U.S.$[●] ISSUED BY LIGHT S.A. – EM RECUPERAÇÃO JUDICIAL AND ONLY EFFECTIVE AFTER A SEPARATION DATE (B) GLOBAL WARRANT ISSUED BY LIGHT S.A. BEFORE THE SEPARATION DATE, THE VALUE OF THE UNITS WILL BE BASED EXCLUSIVELY ON THE VALUE OF THE GLOBAL WARRANT.

IN WITNESS WHEREOF, Light S.A. – em Recuperação Judicial has caused this instrument to be duly executed:

Light S.A. – em Recuperação Judicial

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Underlying Securities referred to in the within-mentioned Indenture for the Underlying Securities due 2027 issued by Light S.A. – em Recuperação Judicial.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated: _____________________

[FORM OF REVERSE SIDE OF NOTES (UNDERLYING SECURITIES)]

LIGHT S.A. – Em Recuperação Judicial

Notes due 2027 (only effective after a Separation Date)

This Note is one of a duly authorized issue of Notes of the Issuer, pursuant to the Indenture, issued in the aggregate principal amount of U.S.$[●], all issued under and pursuant to the Indenture dated as of December [●], 2024 (herein called the “Indenture”), duly executed and delivered by the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, any Paying Agent, any transfer agent, the Registrar, the Issuer and the Holders of the Notes and the terms upon which the Notes are issued and are to be authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all the terms and provisions of the Indenture, as amended or supplemented from time to time.

On the Mandatory Exercise Date, all Outstanding Notes will be mandatorily utilized as consideration for the Mandatory Exercise:

provided, however, that:

(1)  if the Light SESA Concession Renewal has occurred, but the New Money Capital Raise is not consummated by the New Money Capital Raise Deadline, then, effective as of the day following the New Money Capital Raise Deadline, (i) the Notes and Global Warrant will be automatically separated due to Capital Raise Non-Completion in accordance with Section 805; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the principal amount of the Notes and interest accrued at rate of 4.21% per annum from the Brazilian Plan Confirmation through the Maturity Date shall be payable on the Maturity Date (the “Interest Accrual Trigger Event”); and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only; or

(2)  if a Non-Renewal Event has occurred, (i) the Notes and Global Warrant will be automatically separated due to a Non-Renewal Event in accordance with Section 805; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the total principal amount of the Notes will be paid on the Maturity Date, without any interest, profits or premiums; and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only.

Upon the occurrence of a Non-Renewal Event, the Issuer may redeem the Units and Underlying Securities, at its option, in whole, at redemption price of 100% of principal amount of the Outstanding Units being redeemed, without any interest, profits or premiums. The Issuer will provide notice of such redemption in writing to the Holders and the Trustee no less than 10 days and no more than 60 days prior to the redemption date.

The Notes may be redeemed at the Issuer’s election, in whole, but not in part, upon the giving of notice as provided in Section 1204, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest (if any) to, but not including, the redemption date, if the Issuer certify to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Issuer has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Issuer would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to them; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due, provided further, that commercially reasonable measures will not include any change in the jurisdiction of the Issuer

Prior to the giving of notice of tax redemption as described in the preceding paragraph, the Issuer shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Issuer to effect such redemption, including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion from Brazilian counsel of recognized standing to the effect that the Issuer has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Issuer to effect such redemption have been complied with.

Except for the Special Mandatory Redemption set forth under Section 901, the Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Subject to payment by the Issuer of a sum sufficient to pay the amount due on any Redemption Date, interest on the Notes, if any, (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Securities are redeemed in part).

Notice of redemption shall be given not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed (i) if to the Holder of a non-Global Note, if mailed, first-class mail, or delivered by courier, by hand or by e-mail to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Indenture or this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of the Indenture or this Note, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. Notices shall be deemed to have been given on the date of delivery, mailing or of publication or, if published on different dates, on the date of the first such publication. Neither the failure to give any notice to a particular Holder of Notes, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder of Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If an Event of Default provided in clause (5) of Section 501 occurs and is continuing, then and in each and every such case, the unpaid principal amount of all (and all accrued interest on the Notes, if such Event of Default occurs after the occurrence of the Interest Accrual Trigger Event) of all Securities then Outstanding shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, notwithstanding anything contained to the contrary in this Indenture or in the Securities. If any other Event of Default set forth in Section 501 occurs and is continuing, then the (i) Trustee or Holders of at least 25% in aggregate principal amount of the Securities then Outstanding hereunder may, by written notice to the Issuer, Warrant Agent and to the Trustee may or (ii) the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding (and subject to being indemnified and/or secured and/or prefunded to its satisfaction by the Holders) shall, declare the principal amount of all Securities then Outstanding to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable. For that purpose, (i) if the acceleration occurs prior to a Separation Date, a Separation due to Maturity shall be deemed to occur, the Global Warrant and Brazilian Warrants shall cease to be effective, and the Notes will become effective; and (ii) unpaid principal amount of all Notes then Outstanding (and all accrued interest on the Notes, if such acceleration occurs after the occurrence of the Interest Accrual Trigger Event) shall become and be immediately due and payable.

The right of the Holders of Notes and the Trustee to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Section 504 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences in the circumstances described in Section 505 of the Indenture.

The Indenture permits the Issuer, when authorized by a Board Resolution, and the Trustee (upon an Order) to enter into one or more supplemental indentures without the consent of the Holders for the purposes described in Section 1001 of the Indenture. Other modification and amendments to the Indenture, to any supplemental indenture, to the terms and conditions of the Notes or to the rights of the Holders of the Notes, and any existing Default or compliance with any provision may be made or waived, with the written consent of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected, result in the consequences described in Section 1002 of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the rights of the Holders of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on this Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of this Notes and (b) certain restrictive covenants, upon compliance by the Issuer with certain conditions set forth therein.

The Notes are issuable only in fully registered form without coupons in minimum denominations of U.S.$1.00 (one dollar) and any integral multiple of U.S.$1.00 (one dollar) in excess thereof. Notes may be exchanged for other Notes of any authorized denomination, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office or agency as provided in Section 1102 of the Indenture in the manner and subject to the limitations provided in the Indenture.

The Bank of New York Mellon will be the Paying Agent, the Registrar and the transfer agent with respect to the Notes. The Issuer may at any time and from time to time authorize any Person to act as Registrar, Paying Agent or transfer agent in place of or in addition to The Bank of New York Mellon with respect to any Notes issued under the Indenture.

Subject to Section 204 of the Indenture, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 1102 of the Indenture, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Issuer and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 305 or Section 1005 of the Indenture not involving any transfer.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Notes is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308 of the Indenture) interest on, this Notes and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Each of the parties to the Indenture irrevocably consented to the non-exclusive jurisdiction of any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes, to the extent permitted by law. The Issuer waived, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Issuer agreed that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided in the Indenture or as otherwise permitted by law.

Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or the Notes against the Issuer may be instituted in any court of competent jurisdiction in their corporate domicile.

The Issuer agreed that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture, the Notes against the Issuer in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, may be made upon Cogency Global Inc., whom the Issuer irrevocably appointed as their authorized agent for service of process. With respect to any such action in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, service of process upon Cogency Global Inc., as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

In the case of any conflict between the provisions of this Notes and the Indenture, the provisions of the Indenture shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

This Notes will be governed by, and construed in accordance with, the laws of the State of New York.

FORM OF GLOBAL WARRANT (UNDERLYING SECURITIES)

THIS GLOBAL WARRANT IS (1) A GLOBAL WARRANT (WITHIN THE MEANING OF THE WARRANT AGENCY AGREEMENT GOVERNING THIS GLOBAL WARRANT AND THE INDENTURE), (2) IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) OR ITS NOMINEE, (3) IS HELD BY THE WARRANT AGENT IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF AND (4) IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (X) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED UNDER THE WARRANT AGENCY AGREEMENT AND THE INDENTURE AND (Y) THIS GLOBAL WARRANT (A) MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3 OF THE WARRANT AGENCY AGREEMENT AND IN ACCORDANCE WITH THE INDENTURE, AND (B) MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 8 OF THE WARRANT AGENCY AGREEMENT AND THE TERMS OF THE INDENTURE.

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE WARRANT AGENT TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNTIL IT IS EXCHANGED IN WHOLE FOR GLOBAL WARRANT IN DEFINITIVE FORM, THIS GLOBAL WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[FACE]

Number [G-1]

THIS GLOBAL WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE MATURITY DATE

LIGHT S.A. – Em Recuperação Judicial

CUSIP: P6352A 101

ISIN: US53223NAB55

Global Warrant Certificate

This Global Warrant Certificate certifies that Cede & Co., or registered assigns, is the registered holder of global warrant evidenced hereby (the “Global Warrant”) representing [●] Brazilian warrants (each a “Brazilian Warrant”), entitling the holders thereof to purchase common stock delivered in form of Level 1 ADRs issued by Light S.A. – Em Recuperação Judicial, a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Indenture and the Warrant Agency Agreement.

Each whole Global Warrant entitles the holder, upon the occurrence of the Warrant Mandatory Exercise, to receive from the Issuer that number of Level 1 ADR as set forth below, at the Underlying Stock Exercise Price and Exercise Ratio as determined pursuant to the Indenture, upon surrender of this Global Warrant Certificate and payment of the exercise consideration, subject to the conditions set forth herein and in the Indenture. The Issuer shall not deliver a fractional share of Level 1 ADR upon the Brazilian Warrants exercise. Instead, fractional underlying Level 1 ADRs deliverable to all Holders by the ADR Depositary will be grouped together to form a whole number of Level 1 ADR resulting from the exercise, which will be submitted to an auction of Capital Stock to be conducted by the Issuer, under the rules applicable by the B3. The proceeds obtained by the Issuer from the sale of the underlying Common Stock in the auction will be distributed by the ADR Depositary in the form of Level 1 ADR pro rata among the relevant Holders.

The Global Warrant and Brazilian Warrants may be redeemed and cancelled for no consideration, subject to certain conditions, as set forth in the Indenture. The Global Warrant is one of the Underlying Securities referred to in the within-mentioned Indenture for the Underlying Securities due 2027.

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Indenture.

This Global Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Issuer has caused this Global Warrant Certificate to be duly signed below.

DATED:

Light S.A. – Em Recuperação Judicial

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon, as Warrant Agent

By:
Name:
Title:

Dated: ____________

[Form of Global Warrant Certificate]

[Reverse]

The Global Warrant evidenced by this Global Warrant Certificate is part of a duly authorized issue of Global Warrant, representing Brazilian warrants issued by the Issuer, entitling the holders thereof to purchase Common Stock, which will be delivered in the form of Level 1 ADRs issued by the Issuer and are issued or to be issued pursuant to the Indenture dated as of December [●], 2024 (the “Indenture”), by and among the Issuer and The Bank of New York Mellon, as warrant agent (the “Warrant Agent”), which Indenture is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Issuer and the Holders of the Global Warrant. A copy of the Indenture may be obtained by the holder hereof upon written request to the Issuer. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Indenture and the Warrant Agency Agreement.

Within a period of up to ninety calendar days from and including the Light SESA Concession Renewal and provided that the Issuer has completed the New Money Capital Raise, the Issuer shall provide to the Depository, the Trustee, the Warrant Agent and the ADR Depositary a mandatory exercise notice (the “Mandatory Exercise Notice”) for the mandatory exercise of the Brazilian Warrants (the “Mandatory Exercise”). The Mandatory Exercise Notice shall state:

(a)  that the Brazilian Warrants have been called for Mandatory Exercise, briefly describing the Mandatory Exercise under this Indenture;

(b)  the Mandatory Exercise Date/Separation Date;

(c)  the Underlying Stock Exercise Price, the Level 1 ADR Ratio and Exercise Ratio;

(d)  updated partial release schedule for Lock-Up Securities, with specific dates included in the second column of the Lock-Up table in Section 804 of the Indenture;

(e)  the name and address of the Paying Agent and the Warrant Agent; and

(f)   the CUSIP and ISIN numbers, if any, of the Global Warrant and Brazilian Warrants.

provided, however, that:

(1)  if the Light SESA Concession Renewal has occurred, but the New Money Capital Raise is not consummated by the New Money Capital Raise Deadline, then, effective as of the day following the New Money Capital Raise Deadline, (i) the Notes and Global Warrant will be automatically separated due to Capital Raise Non-Completion in accordance with Section 805 of the Indenture; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the principal amount of the Notes an interest accrued at rate of 4.21% per annum from the Brazilian Plan Confirmation through the Maturity Date shall be payable on the Maturity Date (the “Interest Accrual Trigger Event”); and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only; or

(2)  if a Non-Renewal Event has occurred, (i) the Notes and Global Warrant will be automatically separated due to a Non-Renewal Event in accordance with Section 805 of the Indenture; (ii) the Global Warrant and Brazilian Warrants will be automatically and mandatorily canceled for no consideration; (iii) the Notes shall be deemed effective, and the total principal amount of the Notes will be paid on the Maturity Date, without any interest, profits or premiums; and (iv) the Units shall remain outstanding and the Underlying Securities of the Units shall be the Notes only.

Upon the issuance of the Mandatory Exercise Notice by the Issuer or the Trustee in accordance with Section 801 of the Indenture, the Brazilian Warrants will be deemed to be exercised automatically, and without the need for any action on the part of any Holder, the Trustee or the Warrant Agent, on the Mandatory Exercise Date. The Mandatory Exercise Date will be the [tenth] Business Day after the date of the Mandatory Exercise Notice (the “Mandatory Exercise Date”).

The Level 1 ADRs and underlying Issuer’s Common Stock delivered by the ADR Depositary upon a Mandatory Exercise will (i) have the same characteristics, conditions, rights, and benefits statutorily attributed currently and in the future to the Level 1 ADR and Common Stock issued by the Issuer, and (ii) will convey the same voting and economic rights as the underlying Common Stock, from and including the Mandatory Exercise Date.

At the Separation Date due to Warrant Exercise, all Outstanding Notes then outstanding and effective will be mandatorily utilized as consideration for the Mandatory Exercise and Holders shall not be required to make any other payment to the Issuer, the ADR Depositary or any other party, and shall not be subject to any deduction, in connection with the issuance and delivery of the Level 1 ADRs. The number of Level 1 ADRs for each U.S.$1,000 principal amount of Unit resulting from the Mandatory Exercise to be delivered to the Holders will be [●] divided by the Level 1 ADR Ratio (the “Exercise Ratio”):

(a)  The Exercise Ratio was calculated based on the underlying Common Stock price of U.S.$0.813 (equivalent to R$4.19, considering the exchange rate described in the Brazilian RJ Plan) (the “Underlying Stock Exercise Price”).

(b)  From the Issue Date until the Mandatory Exercise Date, in the event of a capital increase (or issuance of any instruments convertible into Common Stock of the Issuer) by the Issuer where the issuance price of the new Common Stock or conversion price in the case of convertible instruments is lower than the Underlying Stock Exercise Price, the Underlying Stock Exercise Price and Exercise Ratio will be simultaneously and automatically adjusted, without any formality, to equal the aforementioned issuance price of the new Common Stock or conversion price of convertible instruments, without any cost to the Holders. The Issuer shall promptly (and in any event no later than five Business Days of any adjustment or change) provide written notice of any adjustment or change to the Underlying Stock Exercise Price and Exercise Ratio to the Holders and the ADR Depositary (with a copy to the Warrant Agent, the Trustee and the Agents). The Underlying Stock Exercise Price will not be adjusted due to (i) the New Money Capital Raise or (ii) a potential exercise of stock options or other long-term equity-based incentive instruments granted to directors, officers or employees of the Issuer.

(c)  The Issuer shall not deliver a fractional share of Level 1 ADR upon the Brazilian Warrants exercise. Instead, fractional underlying Level 1 ADRs deliverable to all Holders by the ADR Depositary will be grouped together to form a whole number of Level 1 ADR resulting from the exercise, which will be submitted to an auction of Capital Stock to be conducted by the Issuer, under the rules applicable by the B3. The proceeds obtained by the Issuer from the sale of the underlying Common Stock in the auction will be distributed by the ADR Depositary in the form of Level 1 ADR pro rata among the relevant Holders.

The Holders, for a period of thirty months after the Mandatory Exercise Date, will not be allowed to sell, contract, pledge or otherwise dispose of the Level 1 ADRs and underlying Common Stock issued under the New Money Capital Raise (the “Lock-Up Securities”), subject to the partial release schedule of Lock-Up Securities below.

Lock-Up Securities (%)	First Business Day of each calendar month below (after the Mandatory Exercise Date)	Percentage Released (%)	Total Released (%)
100%	1st month	0%	0%
85%	6th month	15%	15%
70%	12th month	15%	30%
55%	18th month	15%	45%
40%	24th month	15%	60%
0%	30th month	40%	100%

The Notes and Global Warrant will not be separately transferable, and, before the Separation Date, a Holder of a Unit shall be deemed to be the Holder of the Note and Global Warrant underlying such Unit. Following the occurrence of (i) a Separation due to Capital Raise Non-Completion; or (ii) a Separation due to a Non-Renewal Event; or (iii) a Separation due to Maturity; or (iv) the Maturity Date, the Global Warrant and Brazilian Warrants will be automatically and mandatorily cancelled for no consideration.

Following a Separation due to Capital Raise Non-Completion or a Separation due to a Non-Renewal Event, the Outstanding Units shall remain outstanding, having only the Notes as Underlying Securities.

Upon the occurrence of a Non-Renewal Event, the Issuer may redeem the Units and Underlying Securities, including the Brazilian Warrants, at its option, in whole, at redemption price of 100% of principal amount of the Outstanding Units being redeemed, without any interest, profits or premiums.

Each holder, by its acceptance of this Global Warrant, agrees to be bound by the terms of the Global Warrant and Indenture, and all such replacements thereof, and each holder hereby authorizes the Warrant Agent to bind the holders to the extent provided in the Global Warrant and Indenture.

The Issuer and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Issuer nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing and any provision to the contrary, in considering the interests of Holders of the Units while title to the Global Warrant is registered in the name of a nominee of DTC, the Trustee and the Agents may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to Units and may (but will not be obliged to) consider such interests as if such accountholders were the Holders of the Global Warrant.

Nothing contained in this Global Warrant, the Indenture or the Agency Agreement shall be construed as conferring upon the holders of Global Warrant or Brazilian Warrants the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Issuer or any other matter, or any rights whatsoever as shareholders of the Issuer.

Exhibit C

[Form of Brazilian Warrant Agency Agreement]